Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Physicians Realty Trust

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Physicians Realty Trust (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes and financial statement schedules included in the Index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 22, 2024 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of net real estate property for impairment

Description of the Matter

As of December 31, 2023, the Company’s consolidated balance sheet included net real estate property of $4.4 billion. As described in Note 2 to the consolidated financial statements, the Company periodically evaluates its long-lived assets, primarily consisting of investments in real estate, for impairment whenever events or changes in circumstances indicate that the recorded amount of an asset may not be fully recoverable. If indicators of impairment are present, the Company evaluates the carrying value of the related long-lived assets in relation to its expected undiscounted future cash flows. The Company adjusts the net book value of long-lived assets to fair value if the sum of the expected future undiscounted cash flows is less than book value.

Auditing management’s long-lived assets impairment analysis was complex and involved a high degree of subjectivity due to the significant estimation required to determine the estimated undiscounted future cash flows of long-lived assets. In particular, the future cash flow estimates were sensitive to significant assumptions such as future rental revenues, occupancy, and capitalization rates which are affected by expectations about future market or economic conditions, as well as management’s intent to hold and operate the property over the term and in the manner assumed in the analysis.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s long-lived assets impairment review process, including controls over management’s review of the significant assumptions described above.

To test the Company’s evaluation of long-lived assets for impairment, we performed audit procedures that included, among others, assessing the methodologies used, evaluating the significant assumptions discussed above, and testing the completeness and accuracy of the underlying data used by the Company in its analysis. We compared the significant assumptions used by management to current market data and performed sensitivity analyses of the significant assumptions discussed above. The evaluation of the Company’s methodology and significant assumptions was performed with the assistance of our valuation specialists.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2014.

Milwaukee, Wisconsin

February 22, 2024

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Physicians Realty Trust

Opinion on Internal Control over Financial Reporting

We have audited Physicians Realty Trust’s internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, Physicians Realty Trust (the Company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of Physicians Realty Trust at December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes and financial statement schedules included in the Index and our report dated February 22, 2024 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

February 22, 2024

Physicians Realty Trust

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
ASSETS	2023	2022
Investment properties:
Land and improvements	$249,470	$241,559
Building and improvements	4,705,870	4,659,780
Construction in progress	53,319	18,497
Tenant improvements	100,834	88,640
Acquired lease intangibles	509,468	505,335
	5,618,961	5,513,811
Accumulated depreciation	(1,187,952)	(996,888)
Net real estate property	4,431,009	4,516,923
Right-of-use lease assets, net	226,824	231,225
Real estate loans receivable, net	98,277	104,973
Investments in unconsolidated entities	78,218	77,716
Net real estate investments	4,834,328	4,930,837
Cash and cash equivalents	156,779	7,730
Tenant receivables, net	11,955	11,503
Other assets	152,559	146,807
Total assets	$5,155,621	$5,096,877
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$393,718	$188,328
Notes payable	1,451,905	1,465,437
Mortgage debt	127,413	164,352
Accounts payable	8,364	4,391
Dividends and distributions payable	61,186	60,148
Accrued expenses and other liabilities	96,087	87,720
Lease liabilities	104,844	105,011
Acquired lease intangibles, net	22,578	24,381
Total liabilities	2,266,095	2,099,768

Redeemable noncontrolling interests - partially owned properties	3,008	3,258

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 238,519,554 and 233,292,030 common shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2,385	2,333
Additional paid-in capital	3,821,718	3,743,876
Accumulated deficit	(1,061,293)	(881,672)
Accumulated other comprehensive income	717	5,183
Total shareholders’ equity	2,763,527	2,869,720
Noncontrolling interests:
Operating Partnership	113,662	123,015
Partially owned properties	9,329	1,116
Total noncontrolling interests	122,991	124,131
Total equity	2,886,518	2,993,851
Total liabilities and equity	$5,155,621	$5,096,877

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Income

(In thousands, except share and per share data)

	December 31,
	2023	2022	2021
Revenues:
Rental and related revenues	$528,093	$515,373	$440,198
Interest income on real estate loans and other	15,370	11,262	17,501
Total revenues	543,463	526,635	457,699
Expenses:
Interest expense	81,351	72,234	60,136
General and administrative	38,756	40,209	37,757
Operating expenses	182,661	171,100	137,408
Depreciation and amortization	191,091	189,641	157,870
Merger and transaction-related expense (1)	6,934	—	—
Impairment loss	—	—	340
Total expenses	500,793	473,184	393,511
Income before equity in income (loss) of unconsolidated entities and gain on sale of investment properties, net:	42,670	53,451	64,188
Equity in income (loss) of unconsolidated entities	1,084	(790)	(1,570)
Gain on sale of investment properties, net	13	57,375	24,165
Net income	43,767	110,036	86,783
Net income attributable to noncontrolling interests:
Operating Partnership	(1,722)	(5,240)	(2,211)
Partially owned properties (2)	(169)	(430)	(607)
Net income attributable to controlling interest	41,876	104,366	83,965
Preferred distributions	—	—	(13)
Net income attributable to common shareholders	$41,876	$104,366	$83,952
Net income per share:
Basic	$0.18	$0.46	$0.39
Diluted	$0.17	$0.46	$0.39
Weighted average common shares:
Basic	238,216,847	226,598,474	216,135,385
Diluted	249,344,713	239,610,285	223,060,556
Dividends and distributions declared per common share	$0.92	$0.92	$0.92

(1)	During the year ended December 31, 2023, the Company recorded merger and transaction-related expense of $6.9 million related to the proposed merger with Healthpeak, which are primarily comprised of legal, accounting, tax, and other costs incurred prior to year-end.
(2)	Includes amounts attributable to redeemable noncontrolling interests.

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Comprehensive Income

(In thousands)

	December 31,
	2023	2022	2021
Net income	$43,767	$110,036	$86,783
Other comprehensive (loss) income:
Change in fair value of interest rate swap agreements, net	(2,703)	6,075	1,672
Reclassification of accumulated losses on interest rate swap to earnings	(1,763)	—	3,295
Total other comprehensive (loss) income	(4,466)	6,075	4,967
Comprehensive income	39,301	116,111	91,750
Comprehensive income attributable to noncontrolling interests - Operating Partnership	(1,546)	(5,490)	(2,461)
Comprehensive income attributable to noncontrolling interests - partially owned properties	(169)	(430)	(607)
Comprehensive income attributable to common shareholders	$37,586	$110,191	$88,682

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Equity

(In thousands)

	Par Value	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ Equity	Operating Partnership Noncontrolling interest	Partially Owned Properties Noncontrolling Interest	Total Noncontrolling Interests	Total Equity
Balance at January 1, 2021	$2,096	$3,303,231	$(658,171)	$(5,859)	$2,641,297	$73,302	$403	$73,705	$2,715,002
Net proceeds from sale of common shares	147	267,979	—	—	268,126	—	—	—	268,126
Restricted share award grants, net	4	10,722	(1,312)	—	9,414	—	—	—	9,414
Purchase of OP Units	—	—	—	—	—	(6,237)	—	(6,237)	(6,237)
Dividends/distributions declared	—	—	(200,926)	—	(200,926)	(6,457)	—	(6,457)	(207,383)
Preferred distributions	—	—	(13)	—	(13)	—	—	—	(13)
Issuance of OP Units in connection with acquisitions	—	—	—	—	—	116,467	—	116,467	116,467
Distributions	—	—	—	—	—	—	(224)	(224)	(224)
Change in market value of Redeemable Noncontrolling Interests	—	(23)	456	—	433	—	—	—	433
Derecognition of cash flow hedge	—	—	—	3,295	3,295	—	—	—	3,295
Change in fair value of interest rate swap agreements	—	—	—	1,672	1,672	—	—	—	1,672
Adjustment for Noncontrolling Interests ownership in Operating Partnership	—	29,045	—	—	29,045	(29,045)	—	(29,045)	—
Net income	—	—	83,965	—	83,965	2,211	305	2,516	86,481
Balance as of December 31, 2021	2,247	3,610,954	(776,001)	(892)	2,836,308	150,241	484	150,725	2,987,033
Net proceeds from sale of common shares	67	105,952	—	—	106,019	—	—	—	106,019
Restricted share award grants, net	4	11,277	(2,468)	—	8,813	—	—	—	8,813
Purchase of OP Units	—	—	—	—	—	(6,741)	—	(6,741)	(6,741)
Conversion of OP Units	15	23,073	—	—	23,088	(23,088)	—	(23,088)	—
Dividends/distributions declared	—	—	(210,326)	—	(210,326)	(10,017)	—	(10,017)	(220,343)
Contributions	—	—	—	—	—	—	569	569	569
Distributions	—	—	—	—	—	—	(238)	(238)	(238)
Change in market value of Redeemable Noncontrolling Interest in partially owned properties	—	—	2,757	—	2,757	—	—	—	2,757
Change in fair value of interest rate swap agreement	—	—	—	6,075	6,075	—	—	—	6,075
Adjustment for Noncontrolling Interests ownership in Operating Partnership	—	(7,380)	—	—	(7,380)	7,380	—	7,380	—
Net income	—	—	104,366	—	104,366	5,240	301	5,541	109,907
Balance as of December 31, 2022	2,333	3,743,876	(881,672)	5,183	2,869,720	123,015	1,116	124,131	2,993,851
Net proceeds from sale of common shares	43	66,212	—	—	66,255	—	—	—	66,255
Restricted share award grants, net	7	9,638	(1,748)	—	7,897	—	—	—	7,897
Purchase of OP Units	—	—	—	—	—	(72)	—	(72)	(72)
Conversion of OP Units	2	2,769	—	—	2,771	(2,769)	—	(2,769)	2
Dividends/distributions declared	—	—	(219,749)	—	(219,749)	(9,011)	—	(9,011)	(228,760)
Contributions	—	—	—	—	—	—	8,171	8,171	8,171
Distributions	—	—	—	—	—	—	(213)	(213)	(213)
Reclassification of accumulated gains on interest rate swap to earnings	—	—	—	(1,763)	(1,763)	—	—	—	(1,763)
Change in fair value of interest rate swap agreement	—	—	—	(2,703)	(2,703)	—	—	—	(2,703)
Adjustment for Noncontrolling Interests ownership in Operating Partnership	—	(777)	—	—	(777)	777	—	777	—
Net income	—	—	41,876	—	41,876	1,722	255	1,977	43,853
Balance as of December 31, 2023	$2,385	$3,821,718	$(1,061,293)	$717	$2,763,527	$113,662	$9,329	$122,991	$2,886,518

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022	2021
Cash Flows from Operating Activities:
Net income	$43,767	$110,036	$86,783
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	191,091	189,641	157,870
Amortization of deferred financing costs	2,791	2,314	2,325
Amortization of lease inducements and above/below-market lease intangibles	5,354	5,834	4,678
Straight-line rental (revenue) expense, net	(3,232)	(6,847)	(8,671)
Amortization of discount on unsecured senior notes	1,104	1,064	737
Amortization of above market assumed debt	—	(10)	(62)
(Gain) loss on extinguishment of debt	(1,763)	—	3,295
Loss on extinguishment of deferred financing costs	—	—	730
Gain on sale of investment properties, net	(13)	(57,375)	(24,165)
Equity in (income) loss of unconsolidated entities	(1,084)	790	1,570
Distributions from unconsolidated entities	7,657	7,874	6,928
Change in fair value of derivatives	660	—	—
Provision for bad debts	1,270	180	(90)
Non-cash share compensation	15,676	15,672	15,032
Impairment on investment properties	—	—	340
Change in operating assets and liabilities:
Tenant receivables	(540)	(7,652)	(2,863)
Other assets	(850)	(2,317)	3,404
Accounts payable	3,973	(2,260)	(356)
Accrued expenses and other liabilities	7,569	1,456	(711)
Net cash provided by operating activities	273,430	258,400	246,774
Cash Flows from Investing Activities:
Proceeds on sale of investment properties	2,553	123,179	92,711
Acquisition of investment properties, net	(39,346)	(112,455)	(718,179)
Investment in unconsolidated entities	(13,053)	(13,587)	(9,069)
Returns of investment in unconsolidated entities	3,737	—	—
Development of real estate	(21,604)	—	—
Capital expenditures on investment properties	(41,905)	(39,869)	(32,566)
Issuances of mezzanine and real estate loans receivable	(51,400)	(30,611)	(16,213)
Repayments of mezzanine and real estate loans receivable	51,528	38,994	84,874
Leasing commissions	(4,132)	(3,623)	(3,997)
Lease inducements	(399)	(500)	—
Net cash used in investing activities	(114,021)	(38,472)	(602,439)
Cash Flows from Financing Activities:
Net proceeds from sale of common shares	66,255	106,019	268,126
Proceeds from credit facility borrowings	513,000	294,000	710,541
Repayments on credit facility borrowings	(306,000)	(375,000)	(852,541)
Repayment of senior unsecured notes	(15,000)	—	—
Proceeds from issuance of mortgage debt	—	—	136,050
Proceeds from issuance of senior unsecured notes	—	—	495,695
Principal payments on mortgage debt	(37,058)	(16,094)	(13,027)
Debt issuance costs	(3,917)	(74)	(7,380)
Payments made on financing leases	—	—	(8,300)
Dividends paid - shareholders	(220,429)	(209,417)	(198,541)
Distributions to noncontrolling interests - Operating Partnership	(9,041)	(10,493)	(5,024)
Preferred distributions paid - OP Unit holders	—	—	(303)
Contributions to noncontrolling interests	8,171	569	—
Distributions to noncontrolling interests - partially owned properties	(378)	(588)	(648)
Payments of employee taxes for withheld stock-based compensation shares	(5,891)	(4,255)	(4,183)
Purchases of Series A Preferred Units	—	—	(151,202)
Purchases of OP Units	(72)	(6,741)	(6,237)
Net cash (used in) provided by financing activities	(10,360)	(222,074)	363,026
Net increase (decrease) in cash and cash equivalents	149,049	(2,146)	7,361
Cash and cash equivalents, beginning of year	7,730	9,876	2,515
Cash and cash equivalents, end of year	$156,779	$7,730	$9,876
Supplemental disclosure of cash flow information - interest paid during the year	$80,502	$70,207	$50,814
Supplemental disclosure of noncash activity—settlement of note receivable in exchange for Series A Preferred Units	$—	$—	$20,646
Supplemental disclosure of noncash activity - change in fair value of interest rate swap agreements	$(2,703)	$6,075	$1,672
Supplemental disclosure of noncash activity - issuance of OP Units and Series A Preferred Units in connection with acquisitions	$—	$—	$263,008
Supplemental disclosure of noncash activity—Conversion of loan receivable in connection to the acquisition of investment property	$5,397	$5,700	$15,500

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Notes to Consolidated Financial Statements

Unless otherwise indicated or unless the context requires otherwise the use of the words “we,” “us,” “our,” and the “Company,” refer to Physicians Realty Trust, together with its consolidated subsidiaries, including Physicians Realty L.P.

Note 1. Organization and Business

The Trust was organized in the state of Maryland on April 9, 2013. As of December 31, 2023, the Trust was authorized to issue up to 500,000,000 common shares of beneficial interest, par value $0.01 per share. The Trust filed a Registration Statement on Form S-11 with the Securities and Exchange Commission (the “Commission”) with respect to a proposed underwritten initial public offering (the “IPO”) and completed the IPO of its common shares and commenced operations on July 24, 2013.

The Trust contributed the net proceeds from the IPO to the Operating Partnership. The Trust and the Operating Partnership are managed and operated as one entity, and the Trust has no significant assets other than its investment in the Operating Partnership. The Trust’s operations are conducted through the Operating Partnership and wholly-owned and majority-owned subsidiaries of the Operating Partnership. The Trust, as the general partner of the Operating Partnership, controls the Operating Partnership and consolidates the assets, liabilities, and results of operations of the Operating Partnership. Therefore, the assets and liabilities of the Trust and the Operating Partnership are the same.

The Trust is a self-managed REIT formed primarily to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems.

Merger Agreement

On October 29, 2023, the Trust and the Operating Partnership entered into the Merger Agreement with Healthpeak and certain subsidiaries of Healthpeak, pursuant to which, among other things, and through the Mergers, (i) each outstanding common share of the Trust (other than Trust common shares to be canceled in accordance with the Merger Agreement) will be automatically converted into the right to receive 0.674 shares of Healthpeak common stock, and (ii) each outstanding OP Unit will be automatically converted into and become common units in the successor entity to the Operating Partnership equal to the Exchange Ratio. In connection with the Mergers, Healthpeak filed a Registration Statement on Form S-4 with the SEC on December 15, 2023, as amended on January 9, 2024. The Trust and Healthpeak filed a definitive joint proxy statement/prospectus on January 11, 2024 in connection with our respective special meetings of shareholders and stockholders, as applicable, which were held on February 21, 2024. On February 21, 2024, our shareholders voted on and approved the merger with Healthpeak. The Mergers are expected to close on or about March 1, 2024. Consummation of the Mergers are subject to the satisfaction or waiver of customary closing conditions.

ATM Programs

In May 2021, the Trust and the Operating Partnership entered into an At Market Issuance Sales Agreement (the “2021 Sales Agreement”) with KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., and Raymond James & Associates, Inc. in their capacity as agents for the Company and/or forward sellers and Stifel, Nicolaus & Company, Incorporated in its capacity as sales agent for the Company (collectively, the “2021 Agents”) and Bank of Montreal, Credit Agricole Corporate and Investments Bank, KeyBanc Capital Markets Inc., and Raymond James & Associates, Inc. as forward purchasers for the Company (the “2021 Forward Purchasers”), pursuant to which the Trust may issue and sell, from time to time, its common shares having an aggregate offering price of up to $500 million through the 2021 Agents (the “2021 ATM Program”). The 2021 Sales Agreement contemplates that, in addition to the issuance and sale of the Trust’s common shares through the 2021 Agents, the Trust may also enter into one or more forward sales agreements from time to time in the future with each of the 2021 Forward Purchasers.

In August 2023, the Trust and the Operating Partnership entered into an At Market Issuance Sales Agreement (the “2023 Sales Agreement”) with BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated as sales agents for the Company and/or forward sellers (collectively, “2023 Agents”), and Bank of Montreal, Crédit Agricole Corporate and Investment Bank, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated (collectively, “2023 Forward Purchasers”), pursuant to which the Trust may issue and sell, from time to time, its common shares having an aggregate offering price of up to $600 million through the 2023 Agents (the “2023 ATM Program”). The 2023 Sales Agreement contemplates that, in addition to the issuance and sale of the Trust’s common shares through the 2023 Agents, the Trust may also enter into one or more forward sales agreements from time to time in the future with each of the 2023 Forward Purchasers. Upon entry into the 2023 Sales Agreement, we terminated the 2021 ATM Program. As of February 16, 2024, the Trust had $600.0 million remaining available under the 2023 ATM Program which was suspended in connection with the Merger Agreement. The Trust plans to terminate the 2023 ATM Program upon the closing of the Mergers.

During 2023 and 2022, the Trust’s issuance and sale of common shares pursuant to the ATM Programs was as follows (in thousands, except common shares and price):

	2023			2022
	Common shares sold	Weighted average price	Net proceeds	Common shares sold	Weighted average price	Net proceeds
Quarterly period ended March 31	4,400,000	$15.10	$65,776	259,977	$18.93	$4,871
Quarterly period ended June 30	—	—	—	977,800	18.61	18,020
Quarterly period ended September 30	—	—	—	440,400	18.15	7,913
Quarterly period ended December 31	—	—	—	5,000,000	15.00	74,250
Year ended December 31	4,400,000	$15.10	$65,776	6,678,177	$15.89	$105,054

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

GAAP requires identification of entities for which control is achieved through means other than voting rights and to determine which business enterprise is the primary beneficiary of variable interest entities (“VIEs”). ASC 810 broadly defines a VIE as an entity in which either (i) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of such entity that most significantly impact such entity’s economic performance or (ii) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses or receive benefits of the VIE that could potentially be significant to the entity. The Company consolidates its investment in a VIE when it determines that it is the VIE’s primary beneficiary. The Company may change its original assessment of a VIE upon subsequent events such as the modification of contractual arrangements that affect the characteristics or adequacy of the entity’s equity investments at risk and the disposition of all or a portion of an interest held by the primary beneficiary. The Company performs this analysis on an ongoing basis.

For property holding entities not determined to be VIEs, the Company consolidates such entities in which the Operating Partnership owns 100% of the equity or has a controlling financial interest evidenced by ownership of a majority voting interest. All intercompany balances and transactions are eliminated in consolidation.

Noncontrolling Interests

The Company presents the portion of any equity it does not own in entities that it controls (and thus consolidates) as noncontrolling interests and classifies such interests as a component of consolidated equity, separate from the Company’s total shareholders’ equity, on the consolidated balance sheets.

Operating Partnership: Noncontrolling interests in the Company include OP Units held by other investors. Net income or loss is allocated to noncontrolling interests (limited partners) based on their respective ownership percentage of the Operating Partnership. The ownership percentage is calculated by dividing the number of OP Units held by the noncontrolling interests by the total OP Units held by the noncontrolling interests and the Trust. Issuance of additional common shares and OP Units changes the ownership interests of both the noncontrolling interests and the Trust. Such transactions and the related proceeds are treated as capital transactions.

As of December 31, 2023 and 2022, the Trust held a 96.1% and 95.9% interest in the Operating Partnership, respectively. As the sole general partner and the majority interest holder, the Trust consolidates the financial position and results of operations of the Operating Partnership.

Holders of OP Units may not transfer their units without the Trust’s prior written consent, as general partner of the Operating Partnership. Beginning on the first anniversary of the issuance of OP Units to the respective holders, OP Unit holders may tender their units for redemption by the Operating Partnership in exchange for cash equal to the market price of the Trust’s common shares at the time of redemption or for unregistered common shares on a one-for-one basis. Such selection to pay cash or issue common shares to satisfy an OP Unit holder’s redemption request is solely within the control of the Trust. Accordingly, the Trust presents the OP Units of the Operating Partnership held by investors other than the Trust as noncontrolling interests within equity in the consolidated balance sheets.

Partially Owned Properties: The Trust reflects noncontrolling interests in partially owned properties on the consolidated balance sheets for the portion of consolidated properties that are not wholly owned by the Company. The earnings or losses from those properties attributable to the noncontrolling interests are reflected as noncontrolling interests in partially owned properties in the consolidated statements of income.

Redeemable Noncontrolling Interests - Partially Owned Properties

In connection with the Company’s acquisitions of the outpatient medical facility, ambulatory surgery center, and hospital located on the Great Falls Hospital campus in Great Falls, Montana, physicians affiliated with the sellers retained non-controlling interests which were, at the holders’ option, able to be redeemed at any time after May 1, 2023. Due to the redemption provision, which was outside of the control of the Trust, the Trust classified the investment in the mezzanine section of its consolidated balance sheets. On July 14, 2022, the Company disposed of these three properties and removed the related redeemable noncontrolling interest from its consolidated balance sheets.

Through a consolidated joint venture with MedProperties Realty Advisors, LLC (“MedProperties”), the Company acquired Calko Medical Center in Brooklyn, New York. As part of the joint venture, MedProperties can redeem its interest, at their option, at any time after September 9, 2025. Due to the redemption provision, which is outside of the control of the Company, the Company classifies the noncontrolling interests in the mezzanine section of its consolidated balance sheets. The Company records the carrying amount of the redeemable noncontrolling interests at the greater of the carrying value or redemption value.

Dividends and Distributions

Dividends and distributions for the years ended December 31, 2023, 2022, and 2021 are as follows:

Declaration Date	Record Date	Payment Date	Cash Dividend per Share/Unit
December 21, 2023	January 3, 2024	January 18, 2024	$0.23
September 21, 2023	October 3, 2023	October 17, 2023	$0.23
June 16, 2023	July 5, 2023	July 18, 2023	$0.23
March 17, 2023	April 4, 2023	April 18, 2023	$0.23
December 22, 2022	January 4, 2023	January 18, 2023	$0.23
September 23, 2022	October 4, 2022	October 14, 2022	$0.23
June 17, 2022	July 5, 2022	July 19, 2022	$0.23
March 18, 2022	March 31, 2022	April 14, 2022	$0.23
December 22, 2021	January 4, 2022	January 18, 2022	$0.23
September 22, 2021	October 4, 2021	October 15, 2021	$0.23
June 18, 2021	July 2, 2021	July 16, 2021	$0.23
March 19, 2021	April 2, 2021	April 16, 2021	$0.23

The Company’s shareholders are entitled to reinvest all or a portion of any cash distribution on their shares of the Company’s common stock by participating in the DRIP, subject to the terms of the plan. The Company plans to terminate the DRIP upon the closing of the Mergers.

Tax Status of Dividends and Distributions

The Company’s distributions of current and accumulated earnings and profits for U.S. federal income tax purposes generally are taxable to shareholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholders’ basis in the shares to the extent thereof (non-dividend distributions) and thereafter as taxable gain.

Any cash distributions received by an OP Unit holder in respect of its OP Units generally will not be taxable to such OP Unit holder for U.S. federal income tax purposes, to the extent that such distribution does not exceed the OP Unit holder’s basis in its OP Units. Any such distribution will instead reduce the OP Unit holder’s basis in its OP Units (and OP Unit holders will be subject to tax on the taxable income allocated to them by the Operating Partnership in respect of their OP Units when such income is earned by the Operating Partnership, with such income allocation increasing the OP Unit holders’ basis in their OP Units).

The following table sets forth the federal income tax status of distributions per common share and OP Unit for the periods presented:

		Year Ended December 31,
		2023	2022	2021
Per common share and OP Unit:
Ordinary dividends		$—	$—	$—
Section 199A Qualified REIT Dividend		0.4726	0.4724	0.4856
Qualified dividends		—	—	—
Long-term capital gain	(1)	—	0.1999	—
Unrecaptured Section 1250 gain		—	0.0544	—
Non-dividend distributions		0.4474	0.1933	0.4344
Total		$0.9200	$0.9200	$0.9200

(1)	For distributions classified as Long-Term Capital Gain, the One Year Amounts Disclosure is $0, the Three Year Amounts Disclosure is $0, and $0.1999 is Section 1231 gain for purposes of Internal Revenue Code Section 1061.

Purchases of Investment Properties

With the adoption of ASU 2017-01 in January 2018, the Company’s acquisitions of investment properties and the majority of its future investments will be accounted for as asset acquisitions. This is because substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or group of similar identifiable assets, and will result in the capitalization of acquisition costs. The purchase price, inclusive of acquisition costs, will be allocated to tangible and intangible assets and liabilities based on their relative fair values. Tangible assets primarily consist of land, buildings, and improvements. Intangible assets primarily consist of above-market or below-market leases, in-place leases, above-market or below-market debt assumed, right-of-use assets, and lease liabilities. Any future contingent consideration will be recorded when the contingency is resolved. The determination of the fair value requires the Company to make certain estimates and assumptions.

The determination of fair value involves the use of significant judgment and estimation. The Company makes estimates of the fair value of the tangible and intangible acquired assets and assumed liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence and generally includes the assistance of a third party appraiser. The Company estimates the fair value of an acquired asset on an “as-if-vacant” basis and its value is depreciated in equal amounts over the course of its estimated remaining useful life. The Company determines the allocated value of other fixed assets, such as site improvements, based upon the replacement cost and depreciates such value over the assets’ estimated remaining useful lives as determined at the applicable acquisition date. The fair value of land is determined either by considering the sales prices of similar properties in recent transactions or based on an internal analysis of recently acquired and existing comparable properties within the Company’s portfolio.

The value of above-market or below-market leases is estimated based on the present value (using a discount rate which reflected the risks associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management’s estimate of market lease rates measured over a period equal to the estimated remaining term of the lease. The capitalized above-market or below-market lease intangibles are amortized as a reduction or addition to rental income over the estimated remaining term of the respective leases plus the term of any renewal options that the lessee would be economically compelled to exercise.

In determining the value of in-place leases, management considers current market conditions and costs to execute similar leases in arriving at an estimate of the carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases, including leasing commissions, tenant improvements, legal, and other related costs based on current market demand. The values assigned to in-place leases are amortized to amortization expense over the estimated remaining term of the lease. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off, net of any required lease termination payments.

The Company calculates the fair value of any long-term debt assumed by discounting the remaining contractual cash flows on each instrument at the current market rate for those borrowings, which the Company approximates based on the rate it would expect to incur on a replacement instrument on the date of acquisition, and recognizes any fair value adjustments related to long-term debt as effective yield adjustments over the remaining term of the instrument.

Based on these estimates, the Company recognizes the acquired assets and assumed liabilities based on their estimated fair values, which are generally determined using Level 3 inputs, such as market rental rates, capitalization rates, discount rates, or other available market data.

Impairment of Intangible and Long-Lived Assets

The Company periodically evaluates its long-lived assets, primarily consisting of investments in real estate, for impairment indicators or whenever events or changes in circumstances indicate that the recorded amount of an asset may not be fully recoverable. If indicators of impairment are present, the Company evaluates the carrying value of the related real estate properties in relation to the undiscounted expected future cash flows of the underlying operations. In performing this evaluation, management considers market conditions and current intentions with respect to holding or disposing of the real estate property. The evaluation of anticipated cash flows is subjective and is based on assumptions regarding future occupancy, lease rates, and cap rates that could differ materially from actual results. The Company adjusts the net book value of real estate properties to fair value if the sum of the expected future undiscounted cash flows, including sales proceeds, is less than book value. The Company recognizes an impairment loss at the time it makes any such determination. If the Company determines that an asset is impaired, the impairment to be recognized is measured as the amount by which the recorded amount of the asset exceeds its fair value. Fair value is typically determined using a discounted future cash flow analysis or other acceptable valuation techniques which are based, in turn, upon Level 3 inputs, such as revenue and expense growth rates, capitalization rates, discount rates, or other available market data. With the adoption of ASC 842, on January 1, 2019, the Company periodically evaluates the right-of-use assets for impairment as detailed above.

The Company record an impairment charge of $0.3 million on one outpatient medical facility in Traverse City, Michigan during the year ended December 31, 2021. The Company did not record any impairment for the years ended December 31, 2023 and 2022.

Assets Held for Sale and Discontinued Operations

The Company may sell properties from time to time for various reasons, including favorable market conditions. The Company classifies certain long-lived assets as held for sale once the criteria, as defined by GAAP, has been met. The Company classifies a real estate property, or portfolio, as held for sale when: (i) management has approved the disposal, (ii) the property is available for sale in its present condition, (iii) an active program to locate a buyer has been initiated, (iv) it is probable that the property will be disposed of within one year, (v) the property is being marketed at a reasonable price relative to its fair value, and (vi) it is unlikely that the disposal plan will significantly change or be withdrawn. Following the classification of a property as “held for sale,” no further depreciation or amortization is recorded on the assets and the assets are written down to the lower of carrying value or fair market value, less cost to sell. There were no properties classified as held for sale as of December 31, 2023 and 2022. Dispositions during the years ended December 31, 2023, 2022, and 2021 did not qualify as discontinued operations.

Investments in Unconsolidated Entities

The Company reports investments in unconsolidated entities over whose operating and financial policies it has the ability to exercise significant influence under the equity method of accounting. Under this method of accounting, the Company’s share of the investee’s earnings or losses is included in its consolidated statements of income. The initial carrying value of investments in unconsolidated entities is based on the amount paid to purchase the equity interest.

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its equity method investments may not be recoverable or realized. If indicators of potential impairment are identified, the Company evaluates its equity method investments for impairment based on a comparison of the fair value of the investment to its carrying value. The fair value is estimated based on discounted cash flows that include all estimated cash inflows and outflows over a specified holding period and any estimated debt premiums or discounts. If, based on this analysis, the Company does not believe that it will be able to recover the carrying value of its equity method investment, the Company would record an impairment loss to the extent that the carrying value exceeds the estimated fair value of its equity method investment and to the extent that any decline in value is considered other than temporary.

On November 22, 2019, the Company contributed two properties valued at $39.0 million and paid additional consideration of $17.0 million for a 12.3% equity interest in the PMAK MOB JV REOC, LLC (“PMAK Joint Venture”). As of December 31, 2023 this joint venture owned 58 medical office facilities located in 18 states.

Since December 11, 2020, the Company contributed $46.6 million, to acquire a membership interest in Davis Medical Investors, LLC (“Davis Joint Venture”). As of December 31, 2023, the Company holds a 49.0% membership interest in the Davis Joint Venture, which owns 15 medical office facilities located in seven states.

Real Estate Loans Receivable, Net

Real estate loans receivable consists of ten mezzanine loans, four construction loans, and five term loans as of December 31, 2023. Typically, each mezzanine loan is collateralized by an ownership interest in the respective borrower, each term loan is secured by a mortgage on a related outpatient medical facility, and each construction loans is secured by a mortgage on the land and improvements as constructed, generally with guarantees from the borrowers. Interest income on loans is recognized as earned based on the terms of the loans subject to evaluation of collectability risks and is included in the Company’s consolidated statements of income. On a quarterly basis, the Company evaluates the collectability of its loan portfolio, including related interest income receivable, and establishes a reserve for loan losses, if necessary. For the years ended December 31, 2023 and December 31, 2022, the Company’s loan loss reserves were $1.0 million and $0.2 million, respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and short-term investments with maturities of three months or fewer from the date of purchase. The Company is subject to concentrations of credit risk as a result of its temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions in order to mitigate that risk.

Rental and Related Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases when collectability is probable. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue for amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due from tenants are included in other assets and were approximately $105.8 million and $101.3 million as of December 31, 2023 and December 31, 2022, respectively. If the Company determines that collectability of straight-line rents is not probable, income recognition is limited to the lesser of cash collected, or lease income reflected on a straight-line basis, plus variable rent when it becomes accruable.

In accordance with ASC 842, Leases, Topic 842, if the collectability of a lease changes after the commencement date, any difference between lease income that would have been recognized and the lease payments shall be recognized as an adjustment to lease income. Bad debt recognized as an adjustment to rental revenues was $1.1 million, $0.2 million, and $0.4 million for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, respectively.

Rental revenue is adjusted by the amortization of lease inducements and above-market or below-market rents on certain leases. Lease inducements and above-market or below-market rents are amortized on a straight-line basis over the remaining lease term. Rental and related revenues also include expense recoveries, which relate to tenant reimbursement of real estate taxes, insurance, and other operating expenses that are recognized in the period the applicable expenses are incurred. The reimbursements are recorded gross, as these costs are incurred by the Company and reimbursed by the tenants. The Company has certain tenants with absolute net leases. Under these lease agreements, the tenant is responsible for operating and building expenses and the Company does not recognize expense recoveries.

Tenant Receivables, Net

Tenant receivables primarily represent amounts accrued and unpaid from tenants in accordance with the terms of the respective leases, subject to the Company’s revenue recognition policy. The Company reviews receivables monthly and writes-off the remaining balance when, in the opinion of management, collection of substantially all remaining payments is not probable. When the Company determines substantially all remaining lease payments are not probable of collection, it recognizes a reduction of rental revenues and expense recoveries for all outstanding balances, including accrued straight-line rent receivables. Any subsequent receipts are recognized as rental revenues and expense recoveries in the period received.

Derivative Instruments

When the Company has derivative instruments, it records them either as an asset or a liability measured at their fair value unless they qualify for a normal purchase or normal sale exception. When specific hedge accounting criteria are not met or if the Company does not elect to apply for hedge accounting, changes in the Company’s derivative instruments’ fair value are recognized currently in earnings. If hedge accounting is applied to a derivative instrument, the entire change in the fair value of its derivatives designated and qualified as cash flow hedges are recorded in accumulated other comprehensive income (“AOCI”) on the consolidated balance sheets and are subsequently reclassified into earnings in the period in which the hedged forecasted transaction affects earnings.

To manage interest rate risk for certain of its variable-rate debt, the Company uses interest rate swaps as part of its risk management strategy. These derivatives are designed to mitigate the risk of future interest rate increases by providing a fixed interest rate for a limited, pre-determined period of time. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. As of December 31, 2023, the Company had three outstanding interest rate swaps designated as cash flow hedges of interest rate risk, and one interest rate swap that was de-designated as a hedging instrument during the year ended December 31, 2023 but remains outstanding. Further detail is provided in Note 7 (Derivatives).

Income Taxes

The Trust elected to be taxed as a REIT for federal tax purposes commencing with the filing of its tax return for the short taxable year ending December 31, 2013. The Trust had no taxable income prior to electing REIT status. To qualify as a REIT, the Trust must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Trust generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Trust relief under certain statutory provisions. Such an event could materially adversely affect the Trust’s net income and net cash available for distribution to shareholders. However, the Trust intends to continue to operate in such a manner as to continue qualifying for treatment as a REIT. Although the Trust continues to qualify for taxation as a REIT, in various instances, the Trust is subject to state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

As discussed in Note 1 (Organization and Business), the Trust conducts substantially all of its operations through the Operating Partnership. As a partnership, the Operating Partnership generally is not liable for federal income taxes. The income and loss from the operations of the Operating Partnership is included in the tax returns of its partners, including the Trust, who are responsible for reporting their allocable share of the partnership income and loss. Accordingly, no provision for income taxes has been made on the accompanying consolidated financial statements.

Management Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the amounts of revenue and expenses reported in the period. Significant estimates are made for the fair value assessments with respect to purchase price allocations, impairment assessments, and the valuation of financial instruments. Actual results could differ from these estimates.

Commitments

Certain of the Company’s acquisitions provide for additional consideration to the seller in the form of an earn-out associated with lease-up contingencies. The Company recognizes the earn-out related to asset acquisitions only if certain parameters or other substantive contingencies are met, at which time the consideration becomes payable.

Certain of the Company’s leases also provide for consideration available to tenants as a tenant improvement allowance. Based on existing leases as of December 31, 2023, committed but unspent tenant related obligations were $65.0 million.

Related Parties

The Company recognized rental revenues totaling $8.7 million in 2023, $8.3 million in 2022, and $7.9 million in 2021 from Baylor Scott and White Health, a health care system affiliated with a member of the Trust’s Board of Trustees.

Segment Reporting

Under the provision of Codification Topic 280, Segment Reporting, the Company has determined that it has one reportable segment with activities related to leasing and managing health care properties.

New Accounting Pronouncements

In March 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-04, Reference Rate Reform (Topic 848) Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional relief to applying reference rate reform to changing reference rates, contracts, hedging relationships, and other transactions that reference the London Inter-Bank Offered Rate (“LIBOR”). The amendments in this update may be applied through December 31, 2024.

On March 31, 2023, the Operating Partnership, as borrower, and the Trust, as guarantor, executed a First Amendment to the Third Amended and Restated Credit Agreement to update the benchmark provisions to replace LIBOR with the Secured Overnight Financing Rate (“SOFR”), as the reference rate for the purpose of calculating interest under the agreement. The Company also amended its fixed interest rate swap agreement on its mortgage debt to update the reference rate from LIBOR to SOFR. As a result, the Company elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based matches the index on the corresponding derivatives. Application of these expedients maintains the presentation of derivatives consistent with past presentation. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Note 3. Investment and Disposition Activity

During 2023, the Company executed contractual commitments related to a $40.5 million development project, with $21.6 million spent on construction in progress thus far, completed the acquisition of three outpatient medical facilities and three medical condominium units for an investment of $38.5 million, completed the acquisition of two parcels of land adjacent to existing outpatient medical facilities for $1.7 million, and paid $2.2 million of additional purchase consideration under six earn-out agreements for prior acquisitions. The Company also closed four construction loans for an aggregate of $126.4 million, and has funded $31.9 million in the aggregate for those loans to date. Additionally, the Company funded an aggregate of $21.2 million related to the closing of three new term loans, previously announced loan commitments, and other investments, including a $1.3 million investment in IJRI Properties, LLC, which is an entity constructing and operating an outpatient medical facility in Indiana. The Company contributed $11.3 million to the Davis Joint Venture to fund acquisitions and additional purchase consideration and under an earn-out agreement. Investment activity totaled approximately $128.4 million during the twelve months ended December 31, 2023. As part of these investments, the Company incurred approximately $2.0 million of capitalized acquisition costs.

Investment activity for the year ending December 31, 2023 is summarized below:

Investment		Location	Acquisition Date	Investment Amount (in thousands)
Emory Dunwoody ASC		Dunwoody, GA	May 16, 2023	$5,250
CVA Building		Birmingham, AL	May 31, 2023	28,000
Palos Heights Surgery Center		Palos Heights, IL	July 20, 2023	2,600
IJRI Properties Investment	(1)	Indianapolis, IN	September 30, 2023	1,250
Atlanta Medical Condominium Investments		Atlanta, GA	Various	2,620
Davis Joint Venture Investments		Woodbury, MN	Various	11,314
Adjacent Land		Various	Various	1,717
Development Costs		Buford, GA	Various	21,604
Earnouts		Various	Various	2,201
Private Equity Fund Investment	(2)	N/A	Various	434
Loan Investments		Various	Various	51,400
				$128,390
(1)	The Company invested 15.9% in a joint venture that is developing a single outpatient medical facility located in Indiana.
(2)	The Company invested additional funds managed by a venture capital firm specializing in real estate technology.

During 2023, the Company recorded revenues and net income of $2.7 million and $0.5 million, respectively, from its 2023 acquisitions.

During 2022, the Company completed the acquisition of two outpatient medical facilities and one medical condominium unit for an investment of $109.6 million and acquired indirect ownership interests in additional assets through acquisitions by Davis Joint Venture for an aggregate purchase price of $8.0 million. The Company also paid $6.4 million of additional purchase consideration under five earn-out agreements and funded one mezzanine loan for $5.8 million, three term loans for $22.7 million, and $2.1 million of previous construction loan commitments. Additionally, the Company invested $5.0 million in funds managed by a venture capital firm specializing in real estate technology, resulting in total investment activity of approximately $159.7 million as of December 31, 2022 As part of these investments, the Company incurred approximately $2.3 million of capitalized transaction costs.

Investment activity for the year ending December 31, 2022 is summarized below:

Investment		Location	Acquisition Date	Investment Amount (in thousands)
City Place Portfolio - Davis Joint Venture	(1)	Woodbury, MN	January 12, 2022	$8,032
New Albany Medical Center II		New Albany, OH	April 26, 2022	27,688
Calko Medical Center		Brooklyn, NY	September 9, 2022	81,500
Atlanta Medical Condominium Investment		Atlanta, GA	December 5, 2022	400
Earnouts		Various	Various	6,401
Private Equity Fund Investment	(2)	N/A	Various	5,049
Loan Investments		Various	Various	30,609
				$159,679

(1)	The Company acquired a 49% membership interest in three properties through the Davis Joint Venture representing 107,886 square feet at an aggregate valuation of $43.9 million, including an $8.0 million equity contribution and a $14.0 million pro rata share of joint venture debt. On November 21, 2022, the Davis Joint Venture acquired a property representing 42,467 square feet at an aggregate valuation of $16.4 million. The Company did not make an equity contribution towards this property but did acquire a $4.6 million pro rata share of joint venture debt.
(2)	The Company invested in funds managed by a venture capital firm specializing in real estate technology.

For 2022, the Company recorded revenues and net loss of $3.6 million and $0.2 million, respectively, from its 2022 acquisitions.

The following table summarizes the preliminary purchase price allocations of the assets acquired and the liabilities assumed, which the Company determined using Level 2 and Level 3 inputs (in thousands):

	December 31, 2023	December 31, 2022
Land	$8,719	$9,260
Building and improvements	32,167	98,433
In-place lease intangibles	4,410	12,845
Above market in-place lease intangibles	—	2,768
Below market in-place lease intangibles	(553)	(4,923)
Right-of-use asset	—	79
Net assets acquired	$44,743	$118,462
NCI-redeemable	—	(3,307)
Satisfaction of real estate loans receivable	(5,397)	(2,700)
Cash used in acquisition of investment property	$39,346	$112,455

Dispositions

For the year ended December 31, 2023, the Company sold one outpatient medical facility for approximately $2.6 million, realizing an insignificant net gain.

For the year ended December 31, 2022, the Company sold five medical facilities, which included four outpatient medical facilities and one hospital, representing 212,295 square feet for approximately $124.7 million, realizing an aggregate net gain of approximately $57.4 million.

Note 4. Intangibles

The following is a summary of the carrying amount of intangible assets and liabilities as of December 31, 2023 and 2022 (in thousands):

	December 31, 2023			December 31, 2022
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Assets
In-place leases	$449,716	$(282,285)	$167,431	$445,583	$(241,643)	$203,940
Above-market leases	59,752	(35,622)	24,130	59,752	(30,096)	29,656
Liabilities
Below-market leases	$36,962	$(14,384)	$22,578	$37,002	$(12,621)	$24,381

The following is a summary of the Company’s acquired lease intangible amortization for the years ended December 31, 2023, 2022, and 2021 (in thousands):

	December 31,
	2023	2022	2021
Amortization expense related to in-place leases	$40,920	$43,526	$34,570
Decrease of rental income related to above-market leases	5,526	5,824	3,808
Increase of rental income related to below-market leases	2,356	2,111	1,398

Future aggregate net amortization of the Company’s acquired lease intangibles as of December 31, 2023, is as follows (in thousands):

	Net Decrease (Increase) in Revenue	Net Increase in Expenses
2024	$2,887	$35,184
2025	2,316	29,663
2026	1,161	23,548
2027	994	20,625
2028	922	16,941
Thereafter	(6,728)	41,470
Total	$1,552	$167,431

For the year ended December 31, 2023, the weighted average amortization periods for asset lease intangibles and liability lease intangibles are 7 years and 15 years, respectively. Further detail is provided in Note 2 (Summary of Significant Accounting Policies).

Note 5. Other Assets

Other assets consisted of the following as of December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Straight-line rent receivable, net	$105,773	$101,306
Leasing commissions, net	14,962	13,231
Prepaid expenses	10,416	11,009
Lease inducements, net	7,332	7,894
Escrows	1,715	1,565
Interest rate swap	1,103	2,045
Notes receivable, net	324	370
Other	10,934	9,387
Total	$152,559	$146,807

Note 6. Debt

The following is a summary of debt as of December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Fixed interest mortgage notes (1)	$23,194	$59,776
Variable interest mortgage notes (2)	104,678	105,153
Total mortgage debt	127,872	164,929
$1.0 billion unsecured revolving credit facility due September 2025 (3)	—	193,000
$400 million unsecured term borrowing bearing fixed interest of 4.693%, due May 2028 (4)	400,000	—
$400 million senior unsecured notes bearing fixed interest of 4.30%, due March 2027	400,000	400,000
$350 million senior unsecured notes bearing fixed interest of 3.95%, due January 2028	350,000	350,000
$500 million senior unsecured notes bearing fixed interest of 2.625%, due November 2031	500,000	500,000
Senior unsecured notes (5)	135,000	150,000
$75 million senior unsecured notes bearing fixed interest of 4.09% to 4.24%, due August 2025 to 2027	75,000	75,000
Total principal	1,987,872	1,832,929
Unamortized deferred financing costs	(8,580)	(7,453)
Unamortized discounts	(6,255)	(7,359)
Total debt	$1,973,037	$1,818,117

(1)	As of December 31, 2023, one fixed interest mortgage note bears interest of 4.63%, due in 2024, and is collateralized by one property with a net book value of $37.1 million. As of December 31, 2022, fixed interest mortgage notes bear interest from 3.33% to 4.63%, due in 2024, with a weighted average interest rate of 3.85% and the notes are collateralized by two properties with a net book value of $94.9 million. One mortgage bears interest at LIBOR + 1.90% and the Trust entered into a pay-fixed receive-variable interest rate swap, fixing the variable component at 1.43% as of December 31, 2022.
(2)	Variable interest mortgage notes bear variable interest of SOFR plus 1.85% and PRIME for a weighted average interest rate of 7.29% as of December 31, 2023. Variable interest mortgage notes bear variable interest of SOFR plus 1.85% and LIBOR plus 2.75% for a weighted average interest rate of 6.20% as of December 31, 2022. The notes are due in 2026 and 2028 and collateralized by four properties with a net book value of $282.0 million as of December 31, 2023 and $295.5 million as of December 31, 2022.
(3)	The unsecured revolving credit facility bears variable interest of SOFR plus 0.95%, inclusive of a 0.10% SOFR index adjustment, as of December 31, 2023 and LIBOR plus 0.85% as of December 31, 2022.

(4)	The Company’s borrowings under the term loan feature of the Credit Agreement (as defined herein) bear interest at a rate equal to 1.10%, inclusive of a 0.10% SOFR index adjustment, plus Daily Simple SOFR as of December 31, 2023 based on the Company’s current credit rating. The Company entered into fixed-for-floating interest rate swaps for the full borrowing amount, fixing the SOFR component of this rate at 3.59%, and a current all-in fixed rate of 4.69%.
(5)	As of December 31, 2023, $135.0 million senior unsecured notes bearing fixed interest of 4.43% to 4.74%, due January 2026 to 2031. As of December 31, 2022, $150.0 million senior unsecured notes bearing fixed interest of 4.03% to 4.74%, due January 2023 to 2031.

On September 24, 2021, the Operating Partnership, as borrower, and the Trust, as guarantor, executed a Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) which extended the maturity date of the revolving credit facility under the Credit Agreement to September 24, 2025 and reduced the interest rate margin applicable to borrowings. The Credit Agreement includes an unsecured revolving credit facility of $1.0 billion and contains a term loan feature of $250.0 million, bringing total borrowing capacity to $1.3 billion. The Credit Agreement also includes a swingline loan commitment for up to 10% of the maximum principal amount and provides an accordion feature allowing the Operating Partnership to increase borrowing capacity by up to an additional $500.0 million, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $1.75 billion. The revolving credit facility under the Credit Agreement also includes two, six-month extension options.

On March 31, 2023, the Operating Partnership, as borrower, and the Trust, as guarantor, executed a First Amendment to the Credit Agreement which expanded the accordion feature allowing the Operating Partnership to increase borrowing capacity by up to an additional $500.0 million, and replaced the LIBOR-based benchmark rates applicable to borrowings under the Credit Agreement with SOFR based benchmark rates plus a SOFR index adjustment of 0.10%.

On May 24, 2023, the Operating Partnership, as borrower, and the Trust, as guarantor, executed a Second Amendment to the Credit Agreement, which added a new $400.0 million unsecured term loan with a scheduled maturity date of May 24, 2028 and expanded the accordion feature, which allows the Operating Partnership to increase borrowing capacity under the Credit Agreement by up to an additional $500.0 million, subject to customary terms and conditions, for a maximum aggregate principal amount of all revolving commitments and term loans under the Credit Agreement of $1.9 billion. On the same day, the Operating Partnership borrowed $400.0 million under the term loan feature of the Credit Agreement. Borrowings under the term loan feature of the Credit Agreement bear interest on the outstanding principal amount at a rate equal to 1.10%, inclusive of a 0.10% SOFR index adjustment, plus Daily Simple SOFR as defined in the Credit Agreement. The Company simultaneously entered into fixed-for-floating interest rate swaps for the full borrowing amount under the term loan, fixing the Daily Simple SOFR component of the borrowing rate at 3.593%, for a current all-in fixed rate of 4.693%. Both the borrowing and the fixed-for-floating interest rate swaps have a maturity date of May 24, 2028.

As of December 31, 2023, the borrower had investment grade ratings of BBB from S&P and Baa2 from Moody’s. As such, borrowings under the revolving credit facility of the Credit Agreement accrue interest on the outstanding principal at a rate of SOFR plus 0.95%, inclusive of a 0.10% SOFR index adjustment. The Credit Agreement includes a facility fee equal to 0.20% per annum, which is also determined by the borrower’s investment grade rating.

Base Rate Loans, Adjusted LIBOR Rate Loans, and Letters of Credit (each, as defined in the Credit Agreement) will be subject to interest rates, based upon the Trust’s investment grade rating as follows:

Credit Rating	Applicable Margin for Revolving Loans: LIBOR Rate Loans and Letter of Credit Fee	Applicable Margin for Revolving Loans: Base Rate Loans	Applicable Margin for Term Loans: LIBOR Rate Loans and Letter of Credit Fee	Applicable Margin for Term Loans: Base Rate Loans
At Least A- or A3	LIBOR + 0.725%	—%	LIBOR + 0.85%	—%
At Least BBB+ or Baa1	LIBOR + 0.775%	—%	LIBOR + 0.90%	—%
At Least BBB or Baa2	LIBOR + 0.85%	—%	LIBOR + 1.00%	—%
At Least BBB- or Baa3	LIBOR + 1.05%	0.05%	LIBOR + 1.25%	0.25%
Below BBB- or Baa3	LIBOR + 1.40%	0.40%	LIBOR + 1.65%	0.65%

The Credit Agreement contains financial covenants that, among other things, require compliance with leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit the Trust’s and the Operating Partnership’s ability to incur additional debt, grant liens, or make distributions. Subject to the restrictions in the Merger Agreement, the Company may voluntarily prepay any revolving or term loan under the Credit Agreement in whole or in part without premium or penalty. As of December 31, 2023, the Company was in compliance with all financial covenants related to the Credit Agreement.

The Credit Agreement includes customary representations and warranties by the Trust and the Operating Partnership and imposes customary covenants on the Operating Partnership and the Trust. The Credit Agreement also contains customary events of default, and if an event of default occurs and continues, the Operating Partnership is subject to certain actions by the administrative agent, including without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement.

As of December 31, 2023, the Company did not have any borrowings outstanding under its $1.0 billion unsecured revolving credit facility feature or the $500.0 million accordion feature of the Credit Agreement and had $400.0 million of borrowings outstanding under the term loan feature of the Credit Agreement.

Notes Payable

On January 7, 2016, the Operating Partnership issued and sold $150.0 million aggregate principal amount of senior notes (the “January 2016 Notes”), comprised of (i) $45.0 million aggregate principal amount of 4.43% Senior Notes, Series B, due January 7, 2026, (ii) $45.0 million aggregate principal amount of 4.57% Senior Notes, Series C, due January 7, 2028, (iii) $45.0 million aggregate principal amount of 4.74% Senior Notes, Series D, due January 7, 2031, and (iv) $15.0 million of 4.03% Senior Notes, Series A, which was paid off during the year ended December 31, 2023. On August 11, 2016, the note agreement for these notes was amended to make certain changes to its terms, including certain changes to affirmative covenants, negative covenants, and definitions contained therein. Interest on each respective series of the January 2016 Senior Notes is payable semi-annually.

On August 11, 2016, the Operating Partnership issued and sold $75.0 million aggregate principal amount of senior notes (the “August 2016 Notes”), comprised of (i) $25.0 million aggregate principal amount of 4.09% Senior Notes, Series A, due August 11, 2025, (ii) $25.0 million aggregate principal amount of 4.18% Senior Notes, Series B, due August 11, 2026, and (iii) $25.0 million aggregate principal amount of 4.24% Senior Notes, Series C, due August 11, 2027. Interest on each respective series of the August 2016 Senior Notes is payable semi-annually.

On March 7, 2017, the Operating Partnership issued and sold $400.0 million aggregate principal amount of 4.30% Senior Notes which will mature on March 15, 2027. The Senior Notes were sold at an issue price of 99.68% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $396.1 million.

On December 1, 2017, the Operating Partnership issued and sold $350.0 million aggregate principal amount of 3.95% Senior Notes which will mature on January 15, 2028. The Senior Notes were sold at an issue price of 99.78% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $347.0 million.

On October 13, 2021, the Operating Partnership issued and sold $500.0 million aggregate principal amount of 2.625% Senior Notes which will mature on November 1, 2031. The Senior Notes were sold at an issue price of 99.79% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $495.1 million.

Certain properties have mortgage debt that contains financial covenants. As of December 31, 2023, the Trust was in compliance with all senior notes and mortgage debt financial covenants.

Scheduled principal payments due on debt as of December 31, 2023, are as follows (in thousands):

2024	$23,669
2025	25,476
2026	170,476
2027	425,476
2028	797,775
Thereafter	545,000
Total Payments	$1,987,872

As of December 31, 2023 and 2022, the Company had total consolidated indebtedness of approximately $2.0 billion and $1.8 billion, respectively. The weighted average interest rate on consolidated indebtedness was 4.07% as of December 31, 2023 (based on the 30-day SOFR rate of 5.38% and a PRIME rate of 8.50% as of December 31, 2023). As of December 31, 2023, we had approximately 5.0% and 0.2% of our outstanding long-term debt exposed to fluctuations in SOFR and PRIME, respectively. The weighted average interest rate on consolidated indebtedness was 3.98% as of December 31, 2022 (based on the 30-day LIBOR rate of 4.33% and a SOFR rate of 4.30% as of December 31, 2022).

Note 7. Derivatives

In the normal course of business, a variety of financial instruments are used to manage or hedge interest rate risk. When specific hedge accounting criteria are not met, changes in a derivative’s fair value are recognized currently in earnings. Changes in the fair market values of the Company’s derivative instruments are recorded in the consolidated statements of income if such derivatives do not qualify for, or the Company does not elect to apply for, hedge accounting. As a result of the Company’s adoption of ASU 2017-12 as of January 1, 2019, the change in the fair value of our derivatives designated and qualified as cash flow hedges are recorded in accumulated other comprehensive income on the consolidated balance sheets and are subsequently reclassified into earnings in the period in which the hedged forecasted transaction affects earnings. During the twelve months ended December 31, 2023, the Company de-designated an interest rate swap upon the repayment of the related debt instrument and reclassified the $1.8 million accumulated gain from other comprehensive income to earnings. This derivative instrument has a fair value of $1.1 million as of December 31, 2023, and is classified in other assets. Future changes in value on this derivative instrument, which matures on October 31, 2024, will be recorded directly in earnings.

As of December 31, 2023, the Company had three outstanding interest rate swaps designated as cash flow hedges of interest rate risk. See Note 2 (Summary of Significant Accounting Policies) for further discussion of our derivatives. In addition, the Company recognizes its share of other comprehensive income related to derivative instruments held by unconsolidated entities.

The following table summarizes the location and aggregate fair value of the interest rate swap on the Company’s consolidated balance sheets as of December 31, 2023 and 2022 (in thousands):

Derivative Instruments as of December 31, 2023	Maturity Date	Number of Instruments	Total Notional Amount	Interest Rate	Balance Sheet Location	Fair Value
Cash flow hedge interest rate swaps	5/24/2028	3	$400,000	3.59%	Accrued expenses and other liabilities	$(260)
Interest rate swap	10/31/2024	1	36,050	1.37%	Other assets	1,103

Derivative Instruments as of December 31, 2022	Maturity Date	Number of Instruments	Total Notional Amount	Interest Rate	Balance Sheet Location	Fair Value
Cash flow hedge interest rate swap	10/31/2024	1	$36,050	3.33%	Other assets	$2,045

The following tables provide a summary of the effect of interest rate swaps on the Company’s accompanying consolidated statements of income and comprehensive income for the twelve months ended December 31, 2023 and 2022, respectively (amounts in thousands):

Derivative Instruments as of December 31, 2023	Maturity Date	Amount of Gain/(Loss) Recognized in OCI on Derivative	Location of Gain/(Loss) Reclassified from Accumulated OCI into Income	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income
Cash flow hedge interest rate swaps	5/24/2028	$(260)	Interest expense	$—
Interest rate swap	10/31/2024	—	Interest expense	1,763
Total		$(260)		$1,763

Derivative Instruments as of December 31, 2022	Maturity Date	Amount of Gain/(Loss) Recognized in OCI on Derivative	Location of Gain/(Loss) Reclassified from Accumulated OCI into Income	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income
Interest rate swap	10/31/2024	$2,498	Interest expense	$—

Note 8. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following as of December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Prepaid rent	$25,303	$21,062
Real estate taxes payable	23,993	23,303
Accrued interest	18,196	18,196
Accrued expenses	9,935	7,920
Security deposits	4,660	4,338
Accrued incentive compensation	1,713	2,700
Tenant improvement allowances	1,688	1,831
Interest rate swap	260	—
Other	10,339	8,370
Total	$96,087	$87,720

Note 9. Stock-based Compensation

The Company follows ASC 718, Compensation - Stock Compensation (“ASC 718”), in accounting for its share-based payments. This guidance requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock awards. This cost is recognized as compensation expense ratably over the employee’s requisite service period. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized when incurred. Share-based payments classified as liability awards are marked to fair value at each reporting period. Any common shares issued pursuant to the Company's incentive equity compensation and employee stock purchase plans will result in the Operating Partnership issuing OP Units to the Trust on a one-for-one basis, with the Operating Partnership receiving the net cash proceeds of such issuances.

Certain of the Company’s employee stock awards vest only upon the achievement of performance targets. ASC 718 requires recognition of compensation cost only when achievement of performance conditions is considered probable. Consequently, the Company’s determination of the amount of stock compensation expense requires judgment in estimating the probability of achievement of these performance targets. Subsequent changes in actual experience are monitored and estimates are updated as information is available.

In connection with the IPO, the Trust adopted the Physicians Realty Trust 2013 Equity Incentive Plan, which made shares available for awards for participants (the “2013 Plan”). At the Company’s Annual Meeting of Shareholders held on May 3, 2023, shareholders approved the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan (the “Amended and Restated 2013 Plan”). The Amended and Restated 2013 Plan increased the number of common shares authorized for issuance to a total of 11,000,000. The Amended and Restated 2013 Plan also extended the term of the plan from 2029 to 2033, among other changes.

Restricted Common Shares

Restricted common shares granted under the 2013 Plan are eligible for dividends as well as the right to vote. During 2021, the Trust granted a total of 224,163 restricted common shares with a total value of $3.9 million to the Company’s officers and certain of its employees, which have a one-year vesting period for senior management award-recipients and a three-year vesting period for employee award-recipients. During 2022, the Trust granted a total of 247,579 restricted common shares with a total value of $4.1 million to the Company’s officers and certain of its employees, which have a one-year vesting period for senior management award-recipients and a three-year vesting period for employee award-recipients. During 2023, the Trust granted a total of 342,939 restricted common shares with a total value of $5.0 million to the Company’s officers and certain of its employees, which have a one-year vesting period for senior management award-recipients and a three-year vesting period for employee award-recipients. In January 2023, under the 2013 Plan, the Company granted restricted common shares to certain of its officers under a salary deferral program, part of which vests after one year, with the remainder vesting after two years.

The following is summary of the status of the Trust’s non-vested restricted common shares during 2023, 2022, and 2021:

	Common Shares	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2020	215,822	$18.73
Granted	224,163	17.42
Vested	(185,968)	18.94
Forfeited	(6,570)	18.05
Non-vested at December 31, 2021	247,447	17.41
Granted	247,579	16.53
Vested	(213,572)	17.29
Forfeited	(8,556)	17.98
Non-vested at December 31, 2022	272,898	16.69
Granted	342,939	14.57
Vested	(239,602)	16.54
Forfeited	(2,277)	14.75
Non-vested at December 31, 2023	373,958	$14.85

For all service awards, the Company records compensation expense for the entire award on a straight-line basis over the requisite service period. For the years ended December 31, 2023, 2022, and 2021 the Company recognized non-cash share compensation of $4.7 million, $3.9 million, and $3.7 million, respectively. Unrecognized compensation expense at December 31, 2023, 2022, and 2021 was $1.6 million, $1.4 million, and $1.4 million, respectively.

Restricted Share Units

Under the 2013 Plan, the Company granted 11,274, 7,800, and 13,343 restricted share units in January 2023, 2022 and 2021, respectively, to certain of its trustees in lieu of all or a portion of such trustee’s annual cash retainer. These units are subject to certain timing conditions and a one-year service period. Each restricted share unit contains one dividend equivalent. Each recipient will accrue dividend equivalents on awarded share units equal to the cash dividend that would have been paid on the awarded share unit had the awarded share unit been an issued and outstanding common share on the record date for the dividend. With respect to the performance and timing conditions of the January 2023, 2022 and 2021 grants, the grant date fair value of $14.47, $18.83, and $17.80 per unit, respectively, was based on the share price at the date of grant.

In March 2023, March 2022, and March 2021 under the Trust’s 2013 Plan, the Trust granted (i) restricted share units at a target level of 355,388, 299,019, and 265,275 respectively, to the Trust’s management, which are subject to certain performance and market conditions and three-year service periods and (ii) 62,586, 56,204, and 43,582 restricted share units, respectively, to the members of the Board of Trustees, which are subject to certain timing conditions and a two-year vesting period. Each restricted share unit contains one dividend equivalent. The recipient will accrue dividend equivalents on awarded share units equal to the cash dividend that would have been paid on the awarded share unit had the awarded share unit been an issued and outstanding common share on the record date for the dividend.

Approximately 30%, 30%, and 40% of the restricted share units issued to the Trust’s management in 2023, 2022, and 2021, respectively, vest based on certain market conditions. The market conditions were valued with the assistance of independent valuation specialists. The Company utilized a Monte Carlo simulation to calculate the weighted average grant date fair values of $18.71 in 2023, $30.17 in 2022, and $29.18 in 2021 per unit, respectively, using the following assumptions:

	2023	2022	2021
Volatility	23.4%	33.9%	33.3%
Dividend assumption	reinvested	reinvested	reinvested
Expected term in years	2.8 years	2.8 years	2.8 years
Risk-free rate	4.70%	1.44%	0.25%
Stock price (per share)	$14.70	$16.37	$17.21

The remaining 70%, 70%, and 60% of the restricted share units issued to the Trust’s management in 2023, 2022, and 2021, respectively, vest based upon certain performance or timing conditions. With respect to the performance and timing conditions of the March 2023 grant issued to the Trust’s management, the grant date fair value of $14.70 per unit is based on the share price at the date of grant. The combined weighted average grant date fair value of the March 2023 restricted share units issued to management is $15.90 per unit. With respect to the performance conditions of the March 2022 grant, the grant date fair value of $16.37 per unit is based on the share price at the date of grant. The combined weighted average grant date fair value of the March 2022 restricted share units issued to management is $20.51 per unit. With respect to the performance conditions of the March 2021 grant, the grant date fair value of $17.21 per unit is based on the share price at the date of grant. The combined weighted average grant date fair value of the March 2021 restricted share units issued to management is $22.00 per unit.

The following is a summary of the activity in the Trust’s restricted share units during 2023, 2022, and 2021:

	Executive Awards			Trustee Awards
	Restricted Share Units		Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value
December 31, 2020	964,139		$21.17	59,820	$18.81
Granted	265,275		22.00	56,925	17.35
Vested	(252,844	)(1)	16.58	(53,737)	18.38
Non-vested at December 31, 2021	976,570		22.59	63,008	17.85
Granted	299,019		20.51	64,004	16.67
Vested	(228,649	)(2)	25.27	(49,020)	18.30
Non-vested at December 31, 2022	1,046,940		21.41	77,992	16.60
Granted	355,388		15.90	73,860	14.66
Vested	(223,579	)(3)	24.36	(61,164)	16.32
Non-vested at December 31, 2023	1,178,749		$19.19	90,688	$15.22

(1)	Restricted units vested by Company management in 2021 resulted in the issuance of 399,165 common shares, less 162,173 common shares withheld to cover minimum withholding tax obligations, for multiple employees.
(2)	Restricted units vested by Company management in 2022 resulted in the issuance of 361,679 common shares, less 160,573 common shares withheld to cover minimum withholding tax obligations, for multiple employees.
(3)	Restricted units vested by Company executives in 2023 resulted in the issuance of 652,851 common shares, less 290,380 common shares withheld to cover minimum withholding tax obligations, for multiple employees.

The Company recognized $10.8 million, $11.7 million, and $11.2 million of non-cash share unit compensation expense for the years ended December 31, 2023, 2022, and 2021, respectively. Unrecognized compensation expense at December 31, 2023, 2022, and 2021 was $8.8 million, $10.0 million, and $12.0 million, respectively.

Note 10. Fair Value Measurements

ASC Topic 820, Fair Value Measurement (“ASC 820”), requires certain assets and liabilities be reported and/or disclosed at fair value in the financial statements and provides a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability. In instances where inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability. As part of the Company’s acquisition process, Level 3 inputs are used to measure the fair value of the assets acquired and liabilities assumed.

The Company’s derivative instruments as of December 31, 2023 consist of four interest rate swaps, of which three are designated as cash flow hedges of interest rate risk, as detailed in the Derivative Instruments section of Note 7 (Derivatives) and Note 2 (Summary of Significant Accounting Policies) of this report.

The interest rate swap is not traded on an exchange. The Company’s derivative assets and liabilities are recorded at fair value based on a variety of observable inputs including contractual terms, interest rate curves, yield curves, measure of volatility, and correlations of such inputs. The Company measures its derivatives at fair value on a recurring basis. The fair values are based on Level 2 inputs described above. The Company considers its own credit risk, as well as the credit risk of its counterparties, when evaluating the fair value of its derivatives.

The Company also has assets that under certain conditions are subject to measurement at fair value on a non-recurring basis. This generally includes assets subject to impairment. There were no assets measured at fair value as of December 31, 2023 and 2022.

The carrying amounts of cash and cash equivalents, tenant receivables, payables, and accrued interest are reasonable estimates of fair value because of the short-term maturities of these instruments. At December 31, 2023, cash equivalents includes a US Treasury Bill with an original maturity to the Company of approximately one week with a fair value based upon Level 1 inputs. Fair values for real estate loans receivable and mortgage debt are estimated based on rates currently prevailing for similar instruments of similar maturities and are based primarily on Level 2 inputs.

The following table presents the fair value of the Company’s financial instruments (in thousands):

	December 31,
	2023		2022
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash equivalents - US Treasuries	$149,060	$149,060	$—	$—
Real estate loans receivable, net	$98,277	$96,702	$104,973	$102,162
Derivative asset	$1,103	$1,103	$2,045	$2,045
Notes receivable, net	$324	$324	$370	$370
Liabilities:
Credit facility	$(400,000)	$(400,000)	$(193,000)	$(193,000)
Notes payable	$(1,460,000)	$(1,334,631)	$(1,475,000)	$(1,302,767)
Mortgage debt	$(127,872)	$(127,664)	$(164,929)	$(163,129)
Derivative liabilities	$(260)	$(260)	$—	$—

Note 11. Tenant Operating Leases

The Company is a lessor of outpatient medical facilities and other health care facilities. Leases have expirations from 2024 through 2042. As of December 31, 2023, the future minimum rental payments on non-cancelable leases, exclusive of expense recoveries, were as follows (in thousands):

2024	$367,377
2025	352,182
2026	296,359
2027	244,764
2028	208,242
Thereafter	657,911
Total	$2,126,835

The following presents rental and related revenues for the years ended 2023, 2022, and 2021, of which expense recoveries represent our variable lease payments (in thousands):

	2023	2022	2021
Rental revenues	$376,762	$371,727	$328,144
Expense recoveries	151,331	143,646	112,054
Rental and related revenues	$528,093	$515,373	$440,198

Note 12. Rent Expense

The Company leases the rights to parking structures at two of its properties, the air in which one property occupies, and the land upon which 97 of its properties are located from third party landowners pursuant to separate leases. In addition, the Company has eleven corporate leases, primarily for office space.

The Company’s leases include both fixed and variable rental payments and may also include escalation clauses and renewal options. These leases have terms of up to 91 years remaining, excluding extension options, with a weighted average remaining term of 43 years.

Effective January 1, 2019, the Company adopted ASC 842, Leases which requires the operating leases mentioned above to be included in right-of-use lease assets, net on the Company’s December 31, 2023 and 2022 consolidated balance sheets, which represents the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make the lease payments are included in lease liabilities on the Company’s December 31, 2023 and 2022 consolidated balance sheets. As of December 31, 2023, total right-of-use assets and operating lease liabilities, net of accumulated amortization, were approximately $226.8 million and $104.8 million, respectively. The Company has entered into various short-term operating leases, primarily for office spaces, with an initial term of twelve months or less. These leases are not recorded on the Company's consolidated balance sheets.

At the inception of a new lease, the Company establishes an operating lease asset and operating lease liability calculated as the present value of future minimum lease payments. As the Company’s leases do not provide an implicit rate, the Company calculates a discount rate that approximates the Company’s incremental borrowing rate available at lease commencement to determine the present value of future minimum lease payments. The approximated weighted average discount rate was 4.4% as of December 31, 2023. There are no operating leases that have not yet commenced that would have a significant impact on the Company’s consolidated balance sheets.

As of December 31, 2023, the future minimum lease obligations under non-cancelable parking, air, ground, and corporate leases were as follows (in thousands):

2024	$5,166
2025	5,179
2026	5,168
2027	5,182
2028	5,209
Thereafter	243,320
Total undiscounted lease payments	$269,224
Less: Interest	(164,380)
Present value of lease liabilities	$104,844

During the years ended December 31, 2023 and 2022, operating lease expense totaled $4.7 million and $4.6 million, respectively, substantially all of which represented fixed lease payments.

Note 13. Credit Concentration

The Company uses annualized base rent (“ABR”) as its credit concentration metric. ABR is calculated by multiplying contractual base rent for the month ended December 31, 2023 by 12, excluding the impact of concessions and straight-line rent. The following table summarizes certain information about the Company’s top five tenant credit concentrations as of December 31, 2023 (in thousands):

Tenant	Total ABR	Percent of ABR
CommonSpirit - CHI - Nebraska	$18,667	5.1%
Northside Hospital	16,953	4.6%
UofL Health - Louisville, Inc.	14,987	4.1%
US Oncology	10,925	3.0%
HonorHealth	10,244	2.8%
Remaining portfolio	297,302	80.4%
Total	$369,078	100.0%

ABR collected from the Company’s top five tenant relationships comprises 19.6% of its total ABR as of December 31, 2023. Total ABR from CommonSpirit Health affiliated tenants totals 14.9%, including the affiliates disclosed above.

The following table summarizes certain information about the Company’s top five geographic concentrations as of December 31, 2023 (in thousands):

State	Total ABR	Percent of ABR
Texas	$49,329	13.4%
Georgia	27,676	7.5%
Florida	24,756	6.7%
Indiana	23,580	6.4%
Arizona	21,286	5.8%
Other	222,451	60.2%
Total	$369,078	100.0%

Note 14. Earnings Per Share

The following table shows the amounts used in computing the Trust’s basic and diluted earnings per share (in thousands, except share and per share data):

	Year Ended December 31,
	2023	2022	2021
Numerator for earnings per share - basic:
Net income	$43,767	$110,036	$86,783
Net income attributable to noncontrolling interests:
Operating Partnership	(1,722)	(5,240)	(2,211)
Partially owned properties	(169)	(430)	(607)
Preferred distributions	—	—	(13)
Numerator for earnings per share - basic:	$41,876	$104,366	$83,952
Numerator for earnings per share - diluted:
Numerator for earnings per share - basic:	41,876	104,366	83,952
Operating Partnership net income	1,722	5,240	2,211
Numerator for earnings per share - diluted	$43,598	$109,606	$86,163
Denominator for earnings per share - basic and diluted:
Weighted average number of shares outstanding - basic	238,216,847	226,598,474	216,135,385
Effect of dilutive securities:
Noncontrolling interest - Operating Partnership units	9,827,483	11,402,684	5,693,333
Restricted common shares	146,239	116,825	113,438
Restricted share units	1,154,144	1,492,302	1,118,400
Denominator for earnings per share - diluted	249,344,713	239,610,285	223,060,556
Earnings per share - basic	$0.18	$0.46	$0.39
Earnings per share - diluted	$0.17	$0.46	$0.39

Note 15. Commitments and Contingencies

Litigation Relating to the Mergers

As of February 21, 2024, four purported holders of the Trust’s common shares have filed complaints against the Company and/or the members of the Company’s Board of Trustees, captioned: Mark Frascarelli, et al. v. Physicians Realty Trust, et al. (United States District Court for the Southern District of New York - Case No. 1:24-cv-00047); Gerhard Kramer v. Physicians Realty Trust, et al. (Circuit Court for the City of Baltimore, Maryland – Case No. 24C24000330); Nassim Abd v. Physicians Realty Trust, et al. (United States District Court for the Southern District of New York – Case No. 1:24-cv-00343); and Jose Faustino v. Physicians Realty Trust, et al. (United States District Court for the Southern District of New York - Case No. 1:24-cv-00538). In addition, the Company was named as a defendant in a complaint filed by a purported shareholder of Healthpeak, captioned Dean Drulias v. Brinker, et al. (Colo. Dist. Ct. Denver County – Case No. 2024CV30251) (collectively, the “Actions”). In general, the plaintiffs in the Actions who purport to be holders of the Trust’s common shares alleged in their complaints that the Company and its Trustees named as defendants violated the U.S. federal securities laws or their duties under Maryland law as trustees by allegedly omitting or misstating material information in the proxy statement filed with the SEC on January 11, 2024, with respect to the special meeting of the Trust’s shareholders held on February 21, 2024, which was called to approve, among other things, the Company Merger (the “Proxy Statement”). The plaintiffs assert that these misstatements or omissions rendered the Proxy Statement materially deficient. Further, the plaintiff who purports to be a Healthpeak shareholder alleged that the Company aided and abetted fiduciary breaches by Healthpeak's board of directors. The plaintiffs in the Actions have sought various forms of relief, including among other things to enjoin the Company from proceeding with or consummating the Mergers unless and until the defendants disclose the allegedly omitted or misstated material information.

In addition to the Actions, certain purported Trust shareholders have delivered demand letters (the “Demand Letters,” and together with the Actions, the “Matters”) alleging similar claims based on purported misstatements and/or omissions regarding the disclosures made in the Proxy Statement.

The Company believes that the Matters are without merit. The Company denies that any further disclosure beyond that already contained in the Proxy Statement is required under applicable law. Nonetheless, to avoid the risk that the Matters may delay or otherwise adversely affect the consummation of the Mergers and to minimize the expense of defending the Matters, and without admitting any liability or wrongdoing, the Company has voluntarily made certain supplemental disclosures in its Current Report on Form 8-K filed with the SEC on February 8, 2024 (the “Supplemental Disclosures”). In connection with the Supplemental Disclosure and the Current Report on Form 8-K filed by Healthpeak pursuant to Rule 425 under the Securities Act on February 8, 2024, the Drulias Action was resolved and voluntarily dismissed. It is possible that additional complaints may be filed in connection with the Mergers, the complaints in the Actions may be amended, or additional demand letters may be delivered. The Company cannot predict the outcome of any of these proceedings or reasonably estimate any potential loss at this time.

Note 16. Subsequent Events

On February 9, 2024, the Trust and the Operating Partnership entered into amendments to the note agreements governing the January 2016 Notes and the August 2016 Notes. The amendments to each of the note agreements shortened the time period for delivering the notice required to redeem the January 2016 Notes and the August 2016 Notes in connection with the Mergers. On February 21, 2024, the Company delivered a notice of redemption to the respective noteholders with its intent to redeem the January 2016 Notes and the August 2016 Notes, respectively, in connection with the closing of the Mergers.

On February 12, 2024, Healthpeak announced that, in connection with the Mergers, Healthpeak and Healthpeak OP had commenced a consent solicitation of the holders of the 4.30% Senior Notes which will mature on March 15, 2027, 3.95% Senior Notes which will mature on January 15, 2028 and 2.625% Senior Notes which will mature on November 1, 2031 (collectively, the “DOC Notes”) issued by the Operating Partnership to certain proposed amendments to the supplemental indentures to the senior indenture (each an “Indenture”) under which the DOC Notes were issued and to offer a guarantee from each of Healthpeak and Healthpeak OP of the DOC Notes and a cash payment in respect of consents delivered in the consent solicitation.

Healthpeak and Healthpeak OP are soliciting the consent of the holders of each series of DOC Notes as of the record date of 5:00 p.m., New York City time, on February 9, 2024. In order to adopt the proposed amendments to an Indenture with respect to a series of DOC Notes, consents must be received from holders as of the record date of the DOC Notes in respect of at least a majority in aggregate principal amount of such series of DOC Notes outstanding under such Indenture (the “Required Consents”). If the Required Consents are obtained with respect to an Indenture and the Mergers are completed, (i) each of the Healthpeak and Healthpeak OP will issue an unconditional and irrevocable guarantee of the prompt payment, when due, of any amount owed to the holders of the DOC Notes under such DOC Notes and such Indenture and any other amounts due pursuant to such Indenture and (ii) Healthpeak will make a payment equal to $1.00 for each $1,000 principal amount of DOC Notes to the holders of DOC Notes under such Indenture who provide valid and unrevoked consents prior to the Expiration Time (as defined below). The expiration time of the consent solicitation and offers to guarantee is 5:00 p.m., New York City time, on February 26, 2024, unless extended by the Company in its sole discretion (such time and date, as it may be extended, the “Expiration Time”). Consents delivered may be validly revoked at any time at or prior to the earlier of (i) the Expiration Time and (ii) the time at which the Required Consents have been received.

The proposed amendments would amend the following sections contained in the Indentures: (i) the limitation on incurrence of total debt, limitation on incurrence of secured debt, debt service coverage test for incurrence, maintenance of unencumbered assets and insurance covenants would be conformed to the corresponding covenants in Healthpeak’s and Healthpeak OP’s existing indentures, (ii) the maintenance of properties covenant, which is not contained in Healthpeak’s and Healthpeak OP’s existing indentures, would be eliminated from the Indentures, (iii) the financial reporting covenant would be amended to replace the Operating Partnership’s reporting obligations with Healthpeak’s reporting obligations and (iv) the events of default section would be conformed to the corresponding events of default section in Healthpeak’s and Healthpeak OP’s existing indentures.

On February 21, 2024, our shareholders voted on and approved the merger with Healthpeak. The Mergers are expected to close on or about March 1, 2024.

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

(dollars in thousands)

			Initial Cost to Company			Gross Amount at Which Carried as of Close of Period
Description	Location	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Life on Which Building Depreciation in Income Statement is Computed
Del Sol Medical Center Outpatient Medical Facility	El Paso, TX	$—	$860	$2,866	$1,036	$860	$3,902	$4,762	$(2,788)	1987	8/24/2006	21
MeadowView Professional	Kingsport, TN	—	2,270	11,344	3,248	2,270	14,592	16,862	(6,630)	2005	5/10/2007	30
Firehouse Square	Milwaukee, WI	—	1,120	2,768	10	1,120	2,778	3,898	(1,518)	2002	8/15/2007	30
Valley West Hospital Outpatient Medical Facility	Chicago, IL	—	—	6,275	815	—	7,090	7,090	(3,776)	2007	11/1/2007	30
Mid Coast Hospital Outpatient Medical Facility	Portland, ME	4,678	—	11,247	503	—	11,750	11,750	(6,033)	2008	5/1/2008	42
Arrowhead Commons	Phoenix, AZ	—	740	2,551	764	740	3,315	4,055	(1,346)	2004	5/31/2008	46
Remington Medical Commons	Chicago, IL	—	895	6,499	1,555	895	8,054	8,949	(4,056)	2008	6/1/2008	30
Aurora Outpatient Medical Facility - Shawano	Green Bay, WI	—	500	1,566	—	500	1,566	2,066	(431)	2010	4/15/2010	50
East El Paso Physicians Medical Center	El Paso, TX	—	710	4,500	1,313	710	5,813	6,523	(1,452)	2004	8/30/2013	35
Crescent City Surgical Centre	New Orleans, LA	—	—	34,208	—	—	34,208	34,208	(7,305)	2010	9/30/2013	48
Foundation Surgical Affiliates Medical Building	Oklahoma City, OK	—	1,300	12,724	259	1,300	12,983	14,283	(3,118)	2004	9/30/2013	43
Eastwind Surgical Center	Columbus, OH	—	981	7,620	142	981	7,762	8,743	(1,773)	2007	11/27/2013	44
Foundation Surgical Hospital of San Antonio	San Antonio, TX	—	2,230	23,346	112	2,230	23,458	25,688	(7,491)	2007	2/19/2014	35
21st Century Radiation Oncology - Sarasota	Sarasota, FL	—	633	6,557	67	633	6,624	7,257	(2,475)	1975	2/26/2014	27
21st Century Radiation Oncology - Venice	Venice, FL	—	814	2,952	—	814	2,952	3,766	(935)	1987	2/26/2014	35
21st Century Radiation Oncology - Englewood	Englewood, FL	—	350	1,878	163	350	2,041	2,391	(540)	1992	2/26/2014	38
Foundation Healthplex of San Antonio	San Antonio, TX	—	911	4,189	133	911	4,322	5,233	(1,241)	2007	2/28/2014	35
Peachtree Dunwoody Medical Center	Atlanta, GA	—	—	52,481	3,399	—	55,880	55,880	(19,903)	1987	2/28/2014	25
Pinnacle Health Medical Building - Wormleysburg	Harrisburg, PA	—	795	4,601	31	795	4,632	5,427	(1,919)	1990	4/22/2014	25
Pinnacle Health Medical Building - Carlisle	Carlisle, PA	—	424	2,232	—	424	2,232	2,656	(672)	2002	4/22/2014	35
South Bend Orthopaedics Outpatient Medical Facility	Mishawaka, IN	—	2,418	11,355	—	2,418	11,355	13,773	(3,150)	2007	4/30/2014	40
Grenada Medical Complex	Grenada, MS	—	185	5,820	449	185	6,269	6,454	(2,476)	1975	4/30/2014	30
Mississippi Sports Medicine & Orthopedics	Jackson, MS	—	1,272	14,177	626	1,272	14,803	16,075	(4,463)	1987	5/23/2014	35
Carmel Medical Pavilion	Carmel, IN	—	—	3,917	693	—	4,610	4,610	(1,694)	1993	5/28/2014	25
Renaissance ASC	Oshkosh, WI	—	228	7,658	61	228	7,719	7,947	(1,903)	2007	6/30/2014	40
Summit Urology	Bloomington, IN	—	125	4,792	—	125	4,792	4,917	(1,556)	1996	6/30/2014	30
IU Health - 500 Landmark	Bloomington, IN	—	627	3,549	36	627	3,585	4,212	(1,003)	2000	7/1/2014	35
IU Health - 550 Landmark	Bloomington, IN	—	2,717	15,224	—	2,717	15,224	17,941	(4,305)	2000	7/1/2014	35
IU Health - 574 Landmark	Bloomington, IN	—	418	1,493	26	418	1,519	1,937	(436)	2004	7/1/2014	35
Carlisle II Outpatient Medical Facility	Carlisle, PA	—	412	3,962	96	412	4,058	4,470	(886)	1996	7/25/2014	45
Surgical Institute of Monroe	Monroe, MI	—	410	5,743	—	410	5,743	6,153	(1,817)	2010	7/28/2014	35
Oaks Medical Building	Lady Lake, FL	—	1,065	8,642	148	1,065	8,790	9,855	(1,992)	2011	7/31/2014	42
Mansfield ASC	Mansfield, TX	—	1,491	6,471	23	1,491	6,494	7,985	(1,449)	2010	9/2/2014	46
Eye Center of Southern Indiana	Bloomington, IN	—	910	11,477	—	910	11,477	12,387	(3,174)	1995	9/5/2014	35
Zangmeister Cancer Center	Columbus, OH	—	1,610	31,120	499	1,610	31,619	33,229	(7,584)	2007	9/30/2014	40
Orthopedic One - Columbus	Columbus, OH	—	—	16,234	84	—	16,318	16,318	(3,737)	2009	9/30/2014	45
Orthopedic One - Westerville	Columbus, OH	—	362	3,944	55	362	3,999	4,361	(939)	2007	9/30/2014	43
South Point Medical Center	Columbus, OH	—	—	5,950	358	—	6,308	6,308	(1,674)	2007	9/30/2014	38
3100 Lee Trevino Drive	El Paso, TX	—	2,294	11,316	1,842	2,294	13,158	15,452	(4,302)	1983	9/30/2014	30
1755 Curie	El Paso, TX	—	2,283	24,543	3,432	2,283	27,975	30,258	(9,152)	1970	9/30/2014	30
9999 Kenworthy	El Paso, TX	—	728	2,178	674	728	2,852	3,580	(933)	1983	9/30/2014	35
32 Northeast Outpatient Medical Facility	Harrisburg, PA	—	408	3,232	394	408	3,626	4,034	(1,079)	1994	10/29/2014	33
4518 Union Deposit Outpatient Medical Facility	Harrisburg, PA	—	617	7,305	44	617	7,349	7,966	(2,335)	2000	10/29/2014	31
4520 Union Deposit Outpatient Medical Facility	Harrisburg, PA	—	169	2,055	432	169	2,487	2,656	(810)	1997	10/29/2014	28
240 Grandview Outpatient Medical Facility	Harrisburg, PA	—	321	4,242	269	321	4,511	4,832	(1,237)	1980	10/29/2014	35
Middletown Medical - Maltese	Middletown, NY	—	670	9,921	37	670	9,958	10,628	(2,679)	1988	11/28/2014	35
Middletown Medical - Edgewater	Middletown, NY	—	200	2,966	11	200	2,977	3,177	(801)	1992	11/28/2014	35
Napoleon Outpatient Medical Facility	New Orleans, LA	—	1,202	7,412	7,366	1,202	14,778	15,980	(3,654)	1974	12/19/2014	25

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

(dollars in thousands)

			Initial Cost to Company			Gross Amount at Which Carried as of Close of Period
Description	Location	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Life on Which Building Depreciation in Income Statement is Computed
West Tennessee ASC	Jackson, TN	—	1,661	2,960	7,116	1,661	10,076	11,737	(2,738)	1991	12/30/2014	44
Southdale Place	Edina MN	—	504	10,006	3,596	504	13,602	14,106	(4,808)	1979	1/22/2015	24
Crystal Outpatient Medical Facility	Crystal, MN	—	945	11,862	268	945	12,130	13,075	(2,540)	2012	1/22/2015	47
Savage Outpatient Medical Facility	Savage, MN	—	1,281	10,021	503	1,281	10,524	11,805	(2,340)	2011	1/22/2015	48
Dell Outpatient Medical Facility	Chanhassen, MN	—	800	4,520	400	800	4,920	5,720	(1,177)	2008	1/22/2015	43
Methodist Sports	Greenwood, IN	—	1,050	8,556	—	1,050	8,556	9,606	(2,429)	2008	1/28/2015	33
Vadnais Heights Outpatient Medical Facility	Vadnais Heights, MN	—	2,751	12,233	2,965	2,751	15,198	17,949	(2,928)	2013	1/29/2015	43
Minnetonka Outpatient Medical Facility	Minnetonka, MN	—	1,770	19,797	174	1,770	19,971	21,741	(4,478)	2014	2/5/2015	49
Jamestown	Jamestown, ND	—	656	9,440	477	656	9,917	10,573	(2,567)	2013	2/5/2015	43
Indiana American 3	Greenwood, IN	—	862	6,901	2,746	862	9,647	10,509	(2,724)	2008	2/13/2015	38
Indiana American 2	Greenwood, IN	—	741	1,846	943	741	2,789	3,530	(1,052)	2001	2/13/2015	31
Indiana American 4	Greenwood, IN	—	771	1,928	364	771	2,292	3,063	(873)	2001	2/13/2015	31
8920 Southpointe	Indianapolis, IN	—	563	1,741	941	563	2,682	3,245	(1,271)	1993	2/13/2015	27
Minnesota Eye Outpatient Medical Facility	Minnetonka, MN	—	1,143	7,470	—	1,143	7,470	8,613	(1,748)	2014	2/17/2015	44
Baylor Cancer Center- Carrollton	Dallas, TX	—	855	6,007	104	855	6,111	6,966	(1,357)	2001	2/27/2015	43
Bridgeport Medical Center	Lakewood, WA	—	1,397	10,435	1,006	1,397	11,441	12,838	(3,180)	2004	2/27/2015	35
Renaissance Office Building	Milwaukee, WI	—	1,379	4,182	8,637	1,379	12,819	14,198	(5,684)	1896	3/27/2015	15
Calkins 125	Rochester, NY	—	534	10,164	1,257	534	11,421	11,955	(3,326)	1997	3/31/2015	32
Calkins 200	Rochester, NY	—	210	3,317	75	210	3,392	3,602	(977)	2000	3/31/2015	38
Calkins 300	Rochester, NY	—	372	6,645	670	372	7,315	7,687	(1,753)	2002	3/31/2015	39
Calkins 400	Rochester, NY	—	353	8,226	872	353	9,098	9,451	(2,253)	2007	3/31/2015	39
Calkins 500	Rochester, NY	—	282	7,074	418	282	7,492	7,774	(1,873)	2008	3/31/2015	41
Premier Surgery Center of Louisville	Louisville, KY	—	1,106	5,437	—	1,106	5,437	6,543	(1,189)	2013	4/10/2015	43
Baton Rouge Surgery Center	Baton Rouge, LA	—	711	7,720	51	711	7,771	8,482	(2,036)	2003	4/15/2015	35
Healthpark Surgery Center	Grand Blanc, MI	—	—	17,624	307	—	17,931	17,931	(4,730)	2006	4/30/2015	36
University of Michigan Center for Specialty Care	Livonia, MI	—	2,200	8,627	359	2,200	8,986	11,186	(2,756)	1988	5/29/2015	30
Coon Rapids Medical Center	Coon Rapids, MN	—	607	5,857	762	607	6,619	7,226	(1,764)	2007	6/1/2015	35
Premier RPM	Bloomington, IN	—	942	10,537	—	942	10,537	11,479	(2,425)	2008	6/5/2015	39
Palm Beach ASC	Palm Beach, FL	—	2,576	7,675	—	2,576	7,675	10,251	(1,723)	2003	6/26/2015	40
Hillside Medical Center	Hanover, PA	—	812	13,217	414	812	13,631	14,443	(3,580)	2003	6/30/2015	35
Randall Road Outpatient Medical Facility	Elgin, IL	—	1,124	15,404	1,973	1,124	17,377	18,501	(3,902)	2006	6/30/2015	38
JFK Medical Center Medical Building	Atlantis, FL	—	—	7,560	6	—	7,566	7,566	(1,886)	2002	7/24/2015	37
Grove City Health Center	Grove City, OH	—	1,363	8,516	224	1,363	8,740	10,103	(2,228)	2001	7/31/2015	37
Trios Health Outpatient Medical Facility	Kennewick, WA	—	1,492	55,178	3,795	1,492	58,973	60,465	(11,252)	2015	7/31/2015	45
Abrazo Scottsdale Outpatient Medical Facility	Phoenix, AZ	—	—	25,893	1,627	—	27,520	27,520	(5,991)	2004	8/14/2015	43
Avondale Outpatient Medical Facility	Avondale, AZ	—	2,694	18,108	1,027	2,694	19,135	21,829	(3,783)	2006	8/19/2015	45
Palm Valley Outpatient Medical Facility	Goodyear, AZ	—	2,666	28,655	1,706	2,666	30,361	33,027	(6,359)	2006	8/19/2015	43
North Mountain Outpatient Medical Facility	Phoenix, AZ	—	—	42,877	4,455	—	47,332	47,332	(9,607)	2008	8/31/2015	47
Katy Medical Complex	Katy, TX	—	822	6,797	222	822	7,019	7,841	(1,590)	2005	9/1/2015	39
Katy Medical Complex Surgery Center	Katy, TX	—	1,560	25,601	564	1,560	26,165	27,725	(5,725)	2006	9/1/2015	40
New Albany Medical Center	New Albany, OH	—	1,600	8,505	2,690	1,600	11,195	12,795	(2,974)	2005	9/9/2015	37
Fountain Hills Medical Campus	Fountain Hills, AZ	—	2,593	7,635	1,077	2,593	8,712	11,305	(2,108)	1995	9/30/2015	39
Fairhope Outpatient Medical Facility	Fairhope, AL	—	1,669	5,227	1,675	1,669	6,902	8,571	(1,882)	2005	10/13/2015	38
Foley Outpatient Medical Facility	Foley, AL	—	365	732	—	365	732	1,097	(176)	1997	10/13/2015	40
Foley Venture	Foley, AL	—	420	1,118	339	420	1,457	1,877	(485)	2002	10/13/2015	38
North Okaloosa Outpatient Medical Facility	Crestview, FL	—	190	1,010	—	190	1,010	1,200	(223)	2005	10/13/2015	41
Commons on North Davis	Pensacola, FL	—	380	1,237	15	380	1,252	1,632	(276)	2009	10/13/2015	41
Sorrento Road Outpatient Medical Facility	Pensacola, FL	—	170	894	5	170	899	1,069	(202)	2010	10/13/2015	41
Panama City Beach Outpatient Medical Facility	Panama City, FL	—	—	739	50	—	789	789	(161)	2012	10/13/2015	42
Perdido Medical Park	Pensacola, FL	—	100	1,147	—	100	1,147	1,247	(253)	2010	10/13/2015	41

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

(dollars in thousands)

			Initial Cost to Company			Gross Amount at Which Carried as of Close of Period
Description	Location	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Life on Which Building Depreciation in Income Statement is Computed
Ft. Walton Beach Outpatient Medical Facility	Ft. Walton Beach, FL	—	230	914	—	230	914	1,144	(231)	1979	10/13/2015	35
Panama City Outpatient Medical Facility	Panama City, FL	—	—	661	39	—	700	700	(178)	2003	10/13/2015	38
Pensacola Outpatient Medical Facility	Pensacola, FL	—	220	1,685	78	220	1,763	1,983	(395)	2001	10/13/2015	39
Arete Surgical Center	Johnstown, CO	—	399	6,667	—	399	6,667	7,066	(1,270)	2013	10/19/2015	45
Cambridge Professional Center	Waldorf, MD	—	590	8,520	1,042	590	9,562	10,152	(2,451)	1999	10/30/2015	35
HonorHealth - 44th Street Outpatient Medical Facility	Phoenix, AZ	—	515	3,884	1,354	515	5,238	5,753	(1,862)	1988	11/13/2015	28
Mercy Medical Center	Fenton, MO	—	1,201	6,778	754	1,201	7,532	8,733	(1,591)	1999	12/1/2015	40
8 C1TY Blvd	Nashville, TN	—	1,555	39,713	676	1,555	40,389	41,944	(7,255)	2015	12/17/2015	45
Treasure Coast Center for Surgery	Stuart, FL	—	380	5,064	70	380	5,134	5,514	(995)	2013	2/1/2016	42
Park Nicollet Clinic	Chanhassen, MN	—	1,941	14,555	182	1,941	14,737	16,678	(3,151)	2005	2/8/2016	40
HEB Cancer Center	Bedford, TX	—	—	11,839	11	—	11,850	11,850	(2,264)	2014	2/12/2016	44
Riverview Medical Center	Lancaster, OH	—	1,313	10,243	1,512	1,313	11,755	13,068	(3,036)	1997	2/26/2016	33
St. Luke's Cornwall Outpatient Medical Facility	Cornwall, NY	—	—	13,017	193	—	13,210	13,210	(3,176)	2006	2/26/2016	35
HonorHealth - Glendale	Glendale, AZ	—	1,770	8,089	—	1,770	8,089	9,859	(1,505)	2015	3/15/2016	45
Columbia Outpatient Medical Facility	Hudson, NY	—	—	16,550	47	—	16,597	16,597	(3,718)	2006	3/21/2016	35
St Vincent POB 1	Birmingham, AL	—	—	10,172	837	—	11,009	11,009	(5,836)	1975	3/23/2016	15
Emerson Medical Building	Creve Coeur, MO	—	1,590	9,853	341	1,590	10,194	11,784	(2,443)	1989	3/24/2016	35
Eye Associates of NM - Santa Fe	Santa Fe, NM	—	900	6,604	40	900	6,644	7,544	(1,564)	2002	3/31/2016	35
Eye Associates of NM - Albuquerque	Albuquerque, NM	—	1,020	7,832	13	1,020	7,845	8,865	(1,653)	2007	3/31/2016	40
Gardendale Surgery Center	Gardendale, AL	—	200	5,732	—	200	5,732	5,932	(1,108)	2011	4/11/2016	42
M Health Fairview - Curve Crest	Stillwater, MN	—	409	3,279	23	409	3,302	3,711	(655)	2011	4/14/2016	43
M Health Fairview - Victor Gardens	Hugo, MN	—	572	4,400	395	572	4,795	5,367	(954)	2008	4/14/2016	41
Cardwell Professional Building	Lufkin, TX	—	—	8,348	704	—	9,052	9,052	(1,848)	1999	5/11/2016	42
Dacono Neighborhood Health Clinic	Dacono, CO	—	2,258	2,911	20	2,258	2,931	5,189	(804)	2014	5/11/2016	44
Grand Island Specialty Clinic	Grand Island, NE	—	102	2,802	202	102	3,004	3,106	(677)	1978	5/11/2016	42
Hot Springs Village Medical Building	Hot Springs Village, AR	—	305	3,309	151	305	3,460	3,765	(1,007)	1988	5/11/2016	30
UofL Health - East	Louisville, KY	—	—	81,248	809	—	82,057	82,057	(14,732)	2003	5/11/2016	45
UofL Health - South	Shepherdsville, KY	—	—	15,861	9,391	—	25,252	25,252	(3,701)	2005	5/11/2016	39
UofL Health - Plaza I	Louisville, KY	—	—	8,808	745	—	9,553	9,553	(2,301)	1970	5/11/2016	35
UofL Health - Plaza II	Louisville, KY	—	—	5,216	2,736	—	7,952	7,952	(3,237)	1964	5/11/2016	15
UofL Health - OCC	Louisville, KY	—	—	35,703	2,492	—	38,195	38,195	(8,573)	1985	5/11/2016	34
Lexington Surgery Center	Lexington, KY	—	1,229	18,914	675	1,229	19,589	20,818	(5,141)	2000	5/11/2016	30
Medical Arts Pavilion	Lufkin, TX	—	—	6,215	1,256	—	7,471	7,471	(1,987)	2004	5/11/2016	33
Memorial Outpatient Therapy Center	Lufkin, TX	—	—	4,808	100	—	4,908	4,908	(960)	1990	5/11/2016	45
Midlands Two Professional Center	Papillion, NE	—	—	587	1,159	—	1,746	1,746	(911)	1976	5/11/2016	5
Parkview Outpatient Medical Facility	Little Rock, AR	—	705	4,343	76	705	4,419	5,124	(1,095)	1988	5/11/2016	35
Peak One ASC	Frisco, CO	—	—	5,763	317	—	6,080	6,080	(1,173)	2006	5/11/2016	44
Physicians Medical Center	Tacoma, WA	—	—	5,862	3,289	—	9,151	9,151	(2,295)	1977	5/11/2016	27
St. Alexius - Minot Medical Plaza	Minot, ND	—	—	26,078	214	—	26,292	26,292	(4,752)	2015	5/11/2016	49
St. Clare Medical Pavilion	Lakewood, WA	—	—	9,005	678	—	9,683	9,683	(2,581)	1989	5/11/2016	33
St. Joseph Medical Pavilion	Tacoma, WA	—	—	11,497	1,088	—	12,585	12,585	(2,864)	1989	5/11/2016	35
St. Joseph Office Park	Lexington, KY	—	3,722	12,675	5,432	3,722	18,107	21,829	(8,673)	1992	5/11/2016	14
UofL Health - Mary & Elizabeth MOB II	Louisville, KY	—	—	5,587	747	—	6,334	6,334	(1,389)	1979	5/11/2016	34
UofL Health - Mary & Elizabeth MOB III	Louisville, KY	—	—	383	558	—	941	941	(610)	1974	5/11/2016	2
Thornton Neighborhood Health Clinic	Thornton, CO	—	1,609	2,287	1,679	1,609	3,966	5,575	(1,436)	2014	5/11/2016	43
St. Francis Outpatient Medical Facility	Federal Way, WA	—	—	12,817	255	—	13,072	13,072	(2,980)	1987	6/2/2016	38
Children's Wisconsin - Brookfield	Milwaukee, WI	—	476	4,897	—	476	4,897	5,373	(942)	2016	6/3/2016	45
UofL Health - South Medical Building	Shepherdsville, KY	—	27	3,827	30	27	3,857	3,884	(738)	2006	6/8/2016	40
Good Samaritan North Annex Building	Kearney, NE	—	—	2,734	—	—	2,734	2,734	(619)	1984	6/28/2016	37
NE Heart Institute Medical Building	Lincoln, NE	—	—	19,738	199	—	19,937	19,937	(3,199)	2004	6/28/2016	47
St. Vincent West Outpatient Medical Facility	Little Rock, AR	—	—	13,453	—	—	13,453	13,453	(2,237)	2012	6/29/2016	49
Meridan	Englewood, CO	—	1,608	15,774	137	1,608	15,911	17,519	(3,627)	2002	6/29/2016	38

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

(dollars in thousands)

			Initial Cost to Company			Gross Amount at Which Carried as of Close of Period
Description	Location	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Life on Which Building Depreciation in Income Statement is Computed
UofL Health - Mary & Elizabeth MOB I	Louisville, KY	—	—	8,774	1,424	—	10,198	10,198	(2,976)	1991	6/29/2016	25
St. Alexius - Medical Arts Pavilion	Bismarck, ND	—	—	12,902	1,246	—	14,148	14,148	(3,278)	1974	6/29/2016	32
St. Alexius - Mandan Clinic	Mandan, ND	—	708	7,700	363	708	8,063	8,771	(1,573)	2014	6/29/2016	43
St. Alexius - Orthopaedic Center	Bismarck, ND	—	—	13,881	1,240	—	15,121	15,121	(3,078)	1997	6/29/2016	39
St. Alexius - Rehab Center	Bismarck, ND	—	—	5,920	641	—	6,561	6,561	(2,027)	1997	6/29/2016	25
St. Alexius - Tech & Ed	Bismarck, ND	—	—	16,688	715	—	17,403	17,403	(3,479)	2011	6/29/2016	38
Good Samaritan Medical Building	Kearney, NE	—	—	24,154	3,141	—	27,295	27,295	(4,630)	1999	6/29/2016	45
Lakeside Two Professional Center	Omaha, NE	—	—	13,358	2,935	—	16,293	16,293	(3,102)	2000	6/29/2016	38
Lakeside Wellness Center	Omaha, NE	—	—	10,177	438	—	10,615	10,615	(2,137)	2000	6/29/2016	39
McAuley Center	Omaha, NE	—	1,427	17,020	1,280	1,427	18,300	19,727	(4,819)	1988	6/29/2016	30
Memorial Health Center	Grand Island, NE	—	—	33,967	3,492	—	37,459	37,459	(8,165)	1955	6/29/2016	35
Missionary Ridge Outpatient Medical Facility	Chattanooga, TN	—	—	7,223	3,936	—	11,159	11,159	(6,612)	1976	6/29/2016	10
Pilot Medical Center	Birmingham, AL	—	1,419	14,528	99	1,419	14,627	16,046	(3,336)	2005	6/29/2016	35
St. Joseph Medical Clinic	Tacoma, WA	—	—	16,427	981	—	17,408	17,408	(4,190)	1991	6/30/2016	30
Woodlands Medical Arts Center	The Woodlands, TX	—	—	19,168	3,363	—	22,531	22,531	(5,578)	2001	6/30/2016	35
FESC Outpatient Medical Facility	Tacoma, WA	—	—	12,702	324	—	13,026	13,026	(4,800)	1980	6/30/2016	22
PrairieCare Outpatient Medical Facility	Maplewood, MN	—	525	3,099	—	525	3,099	3,624	(567)	2016	7/6/2016	45
Springwoods Outpatient Medical Facility	Spring, TX	—	3,821	14,830	5,127	3,821	19,957	23,778	(5,818)	2015	7/21/2016	44
Unity ASC, Imaging & Outpatient Medical Facility	West Lafayette, IN	—	960	9,991	—	960	9,991	10,951	(2,248)	2001	8/8/2016	35
Unity Medical Pavilion	West Lafayette, IN	—	1,070	12,454	—	1,070	12,454	13,524	(2,801)	2001	8/8/2016	35
Unity Faith, Hope & Love	West Lafayette, IN	—	280	1,862	—	280	1,862	2,142	(420)	2001	8/8/2016	35
Unity Immediate Care and OCC	West Lafayette, IN	—	300	1,833	—	300	1,833	2,133	(395)	2004	8/8/2016	37
Medical Village at Maitland	Orlando, FL	—	2,393	18,543	370	2,393	18,913	21,306	(3,480)	2006	8/23/2016	44
Tri-State Orthopaedics Outpatient Medical Facility	Evansville, IN	—	1,580	14,162	—	1,580	14,162	15,742	(3,042)	2004	8/30/2016	37
Maury Regional Health Complex	Spring Hill, TN	—	—	15,619	507	—	16,126	16,126	(3,138)	2012	9/30/2016	41
Spring Ridge Medical Center	Wyomissing, PA	—	28	4,943	44	28	4,987	5,015	(1,031)	2002	9/30/2016	37
Doctors Community Hospital POB	Lanham, MD	—	—	23,034	156	—	23,190	23,190	(3,548)	2009	9/30/2016	48
Gig Harbor Medical Pavilion	Gig Harbor, WA	—	—	4,791	2,245	—	7,036	7,036	(1,973)	1991	9/30/2016	30
Midlands One Professional Center	Papillion, NE	—	—	14,922	134	—	15,056	15,056	(2,952)	2010	9/30/2016	37
Northwest Michigan Surgery Center	Traverse City, MI	—	2,748	30,005	—	2,748	30,005	32,753	(5,584)	2004	10/28/2016	40
Northeast Medical Center	Fayetteville, NY	—	4,011	25,564	1,003	4,011	26,567	30,578	(6,894)	1998	11/23/2016	33
North Medical Center	Liverpool, NY	—	1,337	18,680	1,056	1,337	19,736	21,073	(4,499)	1989	11/23/2016	35
Cincinnati Eye Institute	Cincinnati, OH	—	2,050	32,546	—	2,050	32,546	34,596	(6,961)	1985	11/23/2016	35
HonorHealth - Scottsdale Outpatient Medical Facility	Scottsdale, AZ	—	3,340	4,288	5,811	3,340	10,099	13,439	(2,614)	2000	12/2/2016	45
Fox Valley Hematology & Oncology	Appleton, WI	—	1,590	26,666	—	1,590	26,666	28,256	(4,520)	2015	12/8/2016	44
Flower Mound Outpatient Medical Facility	Flower Mound, TX	—	1,945	8,312	86	1,945	8,398	10,343	(1,518)	2011	12/16/2016	43
Carrollton Outpatient Medical Facility	Flower Mound, TX	—	2,183	10,461	192	2,183	10,653	12,836	(2,035)	2002	12/16/2016	40
HonorHealth - Scottsdale IRF	Scottsdale, AZ	—	—	19,331	—	—	19,331	19,331	(3,370)	2000	12/22/2016	42
Orthopedic Associates	Flower Mound, TX	—	2,915	12,791	243	2,915	13,034	15,949	(2,273)	2011	1/5/2017	43
Medical Arts Center at Hartford	Plainville, CT	—	1,499	24,627	932	1,499	25,559	27,058	(4,481)	2015	1/11/2017	44
CareMount Medical - Lake Katrine	Lake Katrine, NY	23,194	1,941	27,434	—	1,941	27,434	29,375	(4,800)	2013	2/14/2017	42
CareMount Medical - Rhinebeck	Rhinebeck, NY	—	869	12,220	—	869	12,220	13,089	(2,230)	1965	2/14/2017	41
Monterey Medical Center	Stuart, FL	—	2,292	13,376	1,910	2,292	15,286	17,578	(2,697)	2003	3/7/2017	37
Creighton University Medical Center	Omaha, NE	—	—	32,487	105	—	32,592	32,592	(4,725)	2017	3/28/2017	49
Strictly Pediatrics Specialty Center	Austin, TX	—	4,457	62,527	1,363	4,457	63,890	68,347	(11,324)	2006	3/31/2017	40
MedStar Stephen's Crossing	Brandywine, MD	—	1,975	14,810	65	1,975	14,875	16,850	(2,484)	2015	6/16/2017	43
Health Clinic Building	Omaha, NE	—	—	50,177	16	—	50,193	50,193	(6,743)	2017	6/29/2017	49
Family Medical Center	Little Falls, MN	—	—	4,944	9,608	—	14,552	14,552	(2,477)	1990	6/29/2017	30
Craven-Hagan Clinic	Williston, ND	—	—	8,739	2,351	—	11,090	11,090	(1,921)	1984	6/29/2017	40
Chattanooga Heart Institute	Chattanooga, TN	—	—	18,639	1,101	—	19,740	19,740	(3,797)	1993	6/29/2017	37
St. Vincent Mercy Heart and Vascular Center	Hot Springs, AR	—	—	11,688	215	—	11,903	11,903	(1,923)	1998	6/29/2017	45
South Campus Medical Building	Hot Springs, AR	—	—	13,369	1,255	—	14,624	14,624	(2,534)	2009	6/29/2017	42

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

(dollars in thousands)

			Initial Cost to Company			Gross Amount at Which Carried as of Close of Period
Description	Location	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Life on Which Building Depreciation in Income Statement is Computed
St. Vincent Mercy Cancer Center	Hot Springs, AR	—	—	5,090	180	—	5,270	5,270	(990)	2001	6/29/2017	39
St. Joseph Professional Office Building	Bryan, TX	—	—	11,169	653	—	11,822	11,822	(1,787)	1996	6/29/2017	46
St. Vincent Carmel Women's Center	Carmel, IN	—	—	31,720	668	—	32,388	32,388	(4,651)	2014	6/29/2017	48
St. Vincent Fishers Medical Center	Fishers, IN	—	—	62,870	1,697	—	64,567	64,567	(9,987)	2008	6/29/2017	45
Baylor Charles A. Sammons Cancer Center	Dallas, TX	—	—	256,886	2,936	—	259,822	259,822	(39,924)	2011	6/30/2017	43
Orthopedic & Sports Institute of the Fox Valley	Appleton, WI	—	2,003	26,394	100	2,003	26,494	28,497	(4,585)	2005	6/30/2017	40
Clearview Cancer Institute	Huntsville, AL	—	2,736	43,220	339	2,736	43,559	46,295	(8,557)	2006	8/4/2017	34
Northside Cherokee-Town Lake	Atlanta, GA	—	—	30,627	1,667	—	32,294	32,294	(5,651)	2013	8/15/2017	46
HonorHealth - Mesa	Mesa, AZ	—	362	3,059	8	362	3,067	3,429	(500)	2013	8/15/2017	43
Little Falls Orthopedics	Little Falls, MN	—	246	1,977	146	246	2,123	2,369	(774)	1999	8/24/2017	28
Unity Specialty Center	Little Falls, MN	—	—	2,885	998	—	3,883	3,883	(1,715)	1959	8/24/2017	15
Immanuel One Professional Center	Omaha, NE	—	—	16,598	1,377	—	17,975	17,975	(3,544)	1993	8/24/2017	35
SJRHC Cancer Center	Bryan, TX	—	—	5,065	977	—	6,042	6,042	(1,120)	1997	8/24/2017	40
St. Vincent Women's Center	Hot Springs, AR	—	—	4,789	225	—	5,014	5,014	(888)	2001	8/31/2017	40
Legends Park Medical Building & ASC	Midland, TX	—	1,658	24,178	—	1,658	24,178	25,836	(3,691)	2003	9/27/2017	44
Franklin Medical Building & ASC	Franklin, TN	—	1,001	7,902	319	1,001	8,221	9,222	(1,235)	2014	10/12/2017	42
Eagle Point Outpatient Medical Facility	Lake Elmo, MN	—	1,011	9,009	26	1,011	9,035	10,046	(1,332)	2015	10/31/2017	48
Edina East Outpatient Medical Facility	Edina, MN	—	2,360	4,135	772	2,360	4,907	7,267	(1,210)	1962	10/31/2017	30
Northside Center Pointe	Atlanta, GA	—	—	118,430	9,543	—	127,973	127,973	(26,135)	2009	11/10/2017	31
Gwinnett 500 Building	Lawrenceville, GA	—	—	22,753	1,640	—	24,393	24,393	(3,613)	1995	11/17/2017	45
Hudgens Professional Building	Duluth, GA	—	—	21,779	1,552	—	23,331	23,331	(3,893)	1994	11/17/2017	40
St. Vincent Building	Indianapolis, IN	—	5,854	42,382	5,718	5,854	48,100	53,954	(9,398)	2007	11/17/2017	45
Gwinnett Physicians Center	Lawrenceville, GA	—	—	48,304	1,322	—	49,626	49,626	(6,968)	2010	12/1/2017	47
Apple Valley Medical Center	Apple Valley, MN	—	1,587	14,929	2,952	1,587	17,881	19,468	(4,173)	1974	12/18/2017	33
Desert Cove Outpatient Medical Facility	Scottsdale, AZ	—	1,689	5,207	334	1,689	5,541	7,230	(884)	1991	12/18/2017	38
Westgate Outpatient Medical Facility	Glendale, AZ	—	—	13,379	2,101	—	15,480	15,480	(3,057)	2016	12/21/2017	45
M Health Fairview Clinics and Specialty Center - Maplewood	Maplewood, MN	—	3,292	57,390	6,113	3,292	63,503	66,795	(8,788)	2017	1/9/2018	45
Lee's Hill Medical Plaza	Fredericksburg, VA	—	1,052	24,790	1,063	1,052	25,853	26,905	(3,977)	2006	1/23/2018	40
HMG Medical Plaza	Kingsport, TN	—	—	64,204	—	—	64,204	64,204	(9,663)	2010	4/3/2018	40
Jacksonville MedPlex (Building B)	Jacksonville, FL	—	3,259	5,988	926	3,259	6,914	10,173	(1,220)	2010	7/26/2018	37
Jacksonville MedPlex (Building C)	Jacksonville, FL	—	2,168	6,467	302	2,168	6,769	8,937	(981)	2010	7/26/2018	40
Northside Medical Midtown	Atlanta, GA	—	—	55,483	8,678	—	64,161	64,161	(7,506)	2018	9/14/2018	50
Doctors United ASC	Pasadena, TX	—	1,603	11,827	—	1,603	11,827	13,430	(1,241)	2018	4/4/2019	54
Atlanta Medical Condominium Investments	Atlanta, GA	—	5,648	2,201	4,086	5,648	6,287	11,935	(1,168)	1986	6/28/2019	24
Rockwall II Outpatient Medical Facility	Rockwall, TX	—	—	19,904	1,190	—	21,094	21,094	(2,321)	2017	7/26/2019	44
Shell Ridge Plaza - Bldg 106	Walnut Creek, CA	—	1,296	9,007	16	1,296	9,023	10,319	(1,391)	1984	9/27/2019	30
Shell Ridge Plaza - Bldg 108	Walnut Creek, CA	—	1,105	2,600	19	1,105	2,619	3,724	(414)	1984	9/27/2019	30
Shell Ridge Plaza - Bldg 110	Walnut Creek, CA	—	1,105	2,786	—	1,105	2,786	3,891	(438)	1984	9/27/2019	30
Shell Ridge Plaza - Bldg 112	Walnut Creek, CA	—	3,097	9,639	8	3,097	9,647	12,744	(1,772)	1984	9/27/2019	25
Shell Ridge Plaza - Bldg 114	Walnut Creek, CA	—	1,392	4,624	—	1,392	4,624	6,016	(557)	1984	9/27/2019	40
ProHealth Outpatient Medical Facility	Manchester, CT	—	1,032	9,418	2	1,032	9,420	10,452	(1,121)	2012	10/15/2019	38
Murdock Surgery Center	Port Charlotte, FL	—	1,643	9,527	4	1,643	9,531	11,174	(1,170)	2006	12/2/2019	35
Westerville Outpatient Medical Facility	Westerville, OH	—	995	7,713	2,609	995	10,322	11,317	(1,716)	2003	2/28/2020	35
TOPA Fort Worth	Fort Worth, TX	—	—	42,753	1,675	—	44,428	44,428	(4,486)	2017	3/16/2020	39
Ascension St. Vincent Cancer Center	Newburgh, IN	—	1,031	16,319	68	1,031	16,387	17,418	(1,599)	2008	9/11/2020	36
Health Center at Easton	Easton, PA	—	952	13,375	80	952	13,455	14,407	(1,223)	2017	11/23/2020	38
Hartford HealthCare Cancer Center	Manchester, CT	—	1,603	14,487	—	1,603	14,487	16,090	(1,224)	2017	12/8/2020	39
Sacred Heart Summit Medical Office and ASC	Pensacola, FL	—	2,119	27,334	27	2,119	27,361	29,480	(2,229)	2020	12/18/2020	40
Westerville II Outpatient Medical Facility	Westerville, OH	—	606	4,133	1,878	606	6,011	6,617	(555)	2003	12/23/2020	31
AdventHealth Wesley Chapel Medical Building II	Wesley Chapel, FL	—	—	32,958	6,126	—	39,084	39,084	(2,650)	2021	4/21/2021	40
TOPA Denton	Denton, TX	—	2,256	11,211	—	2,256	11,211	13,467	(818)	2019	6/11/2021	38
Allegheny West Mifflin Medical Building	West Mifflin, PA	—	967	5,930	—	967	5,930	6,897	(574)	1992	8/30/2021	27

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

(dollars in thousands)

			Initial Cost to Company			Gross Amount at Which Carried as of Close of Period
Description	Location	Encumbrances	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Life on Which Building Depreciation in Income Statement is Computed
Forsgate Cancer Center	Monroe Township, NJ	—	1,986	8,170	—	1,986	8,170	10,156	(744)	1992	8/30/2021	28
Mill Run Medical Center I	Hilliard, OH	—	812	4,597	95	812	4,692	5,504	(404)	1998	8/30/2021	31
Mill Run Medical Center II	Hilliard, OH	—	2,802	15,288	373	2,802	15,661	18,463	(1,301)	1998	8/30/2021	31
New Britain Medical Building	Plainville, CT	—	1,209	6,798	47	1,209	6,845	8,054	(606)	1998	8/30/2021	29
HonorHealth - Sonoran Ambulatory Center	Phoenix, AZ	—	—	26,347	900	—	27,247	27,247	(1,617)	2020	9/23/2021	40
Eden Hill Medical Center	Dover, DE	—	—	48,686	486	—	49,172	49,172	(4,683)	2008	10/15/2021	25
HonorHealth - Neuroscience Institute	Scottsdale, AZ	—	—	53,452	1,640	—	55,092	55,092	(3,156)	2021	10/27/2021	40
University of Florida Health North	Jacksonville, FL	60,000	—	148,419	233	—	148,652	148,652	(8,463)	2015	12/20/2021	38
TGH Brandon Healthplex	Tampa, FL	—	—	66,864	697	—	67,561	67,561	(3,813)	2017	12/20/2021	38
Yulee Outpatient Medical Facility	Yulee, FL	—	—	17,286	28	—	17,314	17,314	(960)	2020	12/20/2021	39
James Devin Moncus Medical Building	Lafayette, LA	—	—	28,739	44	—	28,783	28,783	(1,812)	2010	12/20/2021	36
Bay City Outpatient Medical Facility	Bay City, MI	—	—	31,649	498	—	32,147	32,147	(1,951)	2016	12/20/2021	36
Beaumont Grosse Pointe Outpatient Medical Facility	Grosse Pointe, MI	—	—	21,883	316	—	22,199	22,199	(1,337)	2016	12/20/2021	38
Burns POB	Petoskey, MI	—	—	44,152	1,832	—	45,984	45,984	(3,073)	1993	12/20/2021	32
Beaumont Health & Wellness Center	Rochester Hills, MI	—	—	40,849	457	—	41,306	41,306	(2,558)	2011	12/20/2021	36
Beaumont POB	Sterling Heights, MI	—	—	39,501	593	—	40,094	40,094	(2,685)	2009	12/20/2021	36
Hospital Hill Medical Building I	Kansas City, MO	—	—	—	—	—	—	—	—	2015	12/20/2021	0
Jackson Baptist Medical Center - Belhaven	Jackson, MS	20,000	—	56,424	397	—	56,821	56,821	(3,509)	2013	12/20/2021	37
Old Bridge Outpatient Medical Facility	Old Bridge, NJ	20,000	—	65,290	101	—	65,391	65,391	(3,931)	2014	12/20/2021	36
Saint Vincent Outpatient Medical Facility	Erie, PA	—	—	39,833	58	—	39,891	39,891	(2,327)	2007	12/20/2021	36
Riverside Outpatient Medical Facility	Hampton, VA	—	4,808	24,502	43	4,808	24,545	29,353	(1,982)	2007	12/20/2021	29
New Albany Medical Center II	New Albany, OH	—	1,400	23,098	243	1,400	23,341	24,741	(1,268)	2010	4/26/2022	36
Calko Medical Center	Brooklyn, NY	—	7,685	67,568	146	7,685	67,714	75,399	(2,102)	2013	9/9/2022	43
Emory Dunwoody ASC	Dunwoody, GA	—	2,531	2,334	—	2,531	2,334	4,865	(136)	1975	5/16/2023	12
CVA Building	Birmingham, AL	—	2,965	23,150	49	2,965	23,199	26,164	(533)	2012	5/31/2023	31
Palos Heights Surgery Center	Palos Heights, IL	—	318	2,179	—	318	2,179	2,497	(89)	1985	7/20/2023	13
		$127,872	$249,470	$4,563,676	$274,735	$249,470	$4,838,411	$5,087,881	$(870,045)
Developments:
Northside Buford	Buford, GA	—	—	21,612	—	—	21,612	21,612	—
Total		$127,872	$249,470	$4,585,288	$274,735	$249,470	$4,860,023	$5,109,493	$(870,045)

(1) Excludes acquired lease intangibles.

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2023

The aggregate cost for federal income tax purposes of the real estate as of December 31, 2023 is $5.2 billion, with accumulated tax depreciation of $1.0 billion. The cost, net of accumulated depreciation, is approximately $4.2 billion (unaudited).

The cost capitalized subsequent to acquisition is net of dispositions.

The changes in total real estate for the years ended December 31, 2023, 2022, and 2021 are as follows (in thousands):

	Year Ended December 31,
	2023	2022	2021
Balance as of the beginning of the year	$5,008,476	$4,934,032	$4,129,562
Acquisitions and developments	62,498	107,693	856,088
Additions	41,767	41,951	31,731
Impairment	—	—	(340)
Real estate held for sale	—	—	(2,282)
Dispositions	(3,248)	(75,200)	(80,727)
Balance as of the end of the year	$5,109,493	$5,008,476	$4,934,032

The changes in accumulated depreciation for the years ended December 31, 2023, 2022, and 2021 are as follows (in thousands):

	Year Ended December 31,
	2023	2022	2021
Balance as of the beginning of the year	$725,149	$594,714	$492,660
Depreciation	145,609	142,225	119,901
Real estate held for sale	—	—	318
Dispositions	(713)	(11,790)	(18,165)
Balance as of the end of the year	$870,045	$725,149	$594,714

Physicians Realty Trust

Schedule IV – Mortgage Loans on Real Estate

December 31, 2023

					(in thousands)
Description	Interest Rate	Fixed / Variable	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest
First mortgages relating to 1 property located in:
Davie, FL	7.0%	Fixed	2024	(1)	$—	$11,625	$11,621	$—
Cudahy, WI	8.0%	Fixed	2024	(1)	—	100	101	—
Nashville, TN	9.1%	Fixed	2024	(2)	—	10,000	10,630	—
Roswell, GA	8.0%	Fixed	2025	(3)	—	4,075	4,137	—
Buckeye, AZ	10.0%	Fixed	2026	(4)	—	4,450	4,520	—
Construction loans relating to 1 property located in:
Dunwoody, GA	6.8%	Fixed	2024	(1)	—	14,149	13,540	—
Dallas, TX	7.8%	Fixed	2026	(1)	—	5,752	5,710	—
Buckeye, AZ	7.6%	Fixed	2026	(1)	—	—	—	—
Scottsdale, AZ	7.5%	Fixed	2027	(1)	—	12,031	12,079	—
					$—	$62,182	$62,338	$—

(1)	Interest is due monthly and outstanding principal and accrued interest are due at maturity.
(2)	Interest is due semi-annually and outstanding principal and accrued interest are due at maturity.
(3)	A portion of interest is due monthly with remaining interest added to the outstanding principal balance.
(4)	Principal balance and accrued interest are due in one lump sum at maturity.

	Year Ended December 31,
(in thousands)	2023	2022	2021
Reconciliation of mortgage loans:
Balance at beginning of year	$74,629	$49,409	$66,586
Additions:
New mortgage loans	41,881	22,732	7,323
Draws on existing mortgage loans	3,979	2,129	—
Interest added	113	376	980
Total additions	45,973	25,237	8,303

Deductions:
Collection of principal	(51,528)	—	(10,000)
Collection of additional fees due at payoff	(552)	—	—
Conversion of loan receivable in connection to the acquisition of investment property	(5,397)	—	(15,500)
Change in reserve for loan losses	(787)	(17)	20
Total deductions	(58,264)	(17)	(25,480)
Balance at end of year	$62,338	$74,629	$49,409